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                                                                  EXECUTION COPY

                            Bear, Stearns & Co. Inc.
                                 245 Park Avenue
                            New York, New York 10167

                            EMC Mortgage Corporation
                             909 Hidden Ridge Drive
                          MacArthur Ridge II, Suite 200
                               Irving, Texas 75039




                                December 31, 1999



LIFE Bank
10540 Magnolia Avenue, Suite B
Riverside, California 92505-1814


          Re: PURCHASE OF CERTAIN RESIDUAL SECURITIES AND RELATED SERVICING

Ladies and Gentlemen:

          This letter agreement (this "AGREEMENT") sets forth the terms under which Bear, Stearns & Co. Inc. ("BSC") is purchasing the securities described on ANNEX A to this letter (the "RESIDUAL SECURITIES") and EMC Mortgage Corporation ("EMC") is purchasing the rights, interests and benefits relating to LIFE Bank ("SELLER" or "COMPANY") in and to each of the Pooling and Servicing Agreements and/or Sale and Servicing Agreements; Indentures and Trust Agreements pursuant to which each of the Residual Securities was issued (each, a "PSA"), such that EMC acquires the rights, duties and obligations described on ANNEX B to this agreement (the "PSA RIGHTS") from Seller. (BSC and EMC are referred to collectively as the "PURCHASER"). All capitalized terms used in each annex hereto shall have the meaning ascribed to them in this Agreement (whether herein, in SCHEDULE I hereto, or any annex hereto, as applicable) unless otherwise defined.

Section 1. Seller hereby sells, transfers, assigns and otherwise conveys to BSC, and BSC hereby purchases, effective on the date hereof, all of the right, title and interests of the Seller in, to and under the Residual Securities absolutely and irrevocably (except as set forth herein), and not for the purpose of security, on the terms and conditions set forth herein.


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Section 2.  Seller hereby sells, transfers, assigns and otherwise conveys to EMC, and EMC hereby purchases, effective on the date hereof, all of the right, title and interests of the Seller in, to and under the PSA Rights absolutely and irrevocably (except as set forth herein), and not for the purpose of security, on the terms and conditions set forth herein.

Section 3. The purchase price for the Residual Securities is an aggregate of $5,157,568.00 (the "SECURITIES PURCHASE PRICE"), payable by wire transfer on the Closing Date, allocated as set forth in ANNEX A, plus a certain share of the Net Proceeds From Residual Securities (as described in Section 13 below).

Section 4. The purchase price for the PSA Rights is an aggregate of $1,969,771.00, payable by wire transfer in the following manner: (a) 90% on the Closing Date; (b) 8% on the Servicing Transfer Date; and
            (c) 2% upon delivery to EMC of all completed Servicing Files.

Section 5.  The cut-off date for all purposes shall be December 1, 1999
            (the "CUT-OFF DATE"). BSC shall be entitled to all cash flow due on the Residual Securities on and after the Cut-Off Date. The closing date (the "CLOSING DATE") shall be the earlier of (a) the date selected by each Purchaser after its satisfaction with its due diligence review and (b) January 31, 2000, on which date the transactions described in Sections 1 and 2 above shall be consummated.

Section 6. For all purposes of this Agreement, the obligations of each of BSC and EMC shall be several and not joint.

Section 7. Seller represents and warrants to Purchaser, as a material inducement to Purchaser entering into this Agreement that each representation, warranty and covenant contained in ANNEX C hereto is true, correct and complete with respect to each mortgage loan serviced by Seller pursuant to a PSA (each, a "MORTGAGE LOAN") as of the date hereof, and will be true, correct and accurate as of the Closing Date and the Servicing Transfer Date.

Section 8. EMC's acquisition, and Seller's sale, of the servicing of the Mortgage Loans is subject to the terms, conditions and provisions of ANNEX D attached hereto. Seller shall execute a credit derivative not later than the Closing Date with respect to the Residual Security identified on ANNEX A as LIFE Bank Asset-Backed Certificates, Series 1998-1 in form and substance reasonably acceptable to Purchaser and Seller (the "CREDIT DERIVATIVE"). The Company shall provide EMC with reports with respect to Credit Derivative Loans and shall provide EMC and the Trustee with any other reports relating to Credit Derivative Loans required to be delivered by the Company under the PSAs on the Remittance Date. The Company shall provide to EMC copies of the investor reporting it provides to the trustee pursuant to the PSAs with respect to all of the Mortgage Loans subject to this Agreement. For purposes of this Section, such reports shall be delivered commencing with the December 1999 reports and shall be delivered to EMC, Investor Reporting Department, Attn: Bock Snyder. Seller shall execute an



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            Institutional Account Agreement ("IAA") in substantially the form annexed hereto as Annex E not later than January 28, 2000. Seller shall provide each of BSC and EMC with an Opinion of Counsel in form and substance satisfactory to each, on which each may rely, to the effect that the transactions described herein would be enforceable in accordance with their terms notwithstanding the appointment of the FDIC as a conservator or receiver for Seller.

Section 9. Seller shall sub-service the Mortgage Loans in accordance with the provisions of ANNEX D attached hereto from the date hereof until such time as servicing is actually transferred, which shall occur on February 29, 2000, unless extended in EMC's sole discretion (the "SERVICING TRANSFER DATE"),(provided that such Servicing Transfer Date shall occur no later than March 31, 2000) except that Seller shall continue to sub-service all Mortgage Loans subject to the Credit Derivative (as defined above) (the "CREDIT DERIVATIVE LOANS") after servicing is transferred. Seller shall remit to EMC on each Remittance Date an amount equal to the Servicing Fee for each Mortgage Loans sub-serviced. EMC shall pay to the Seller on the day following the Remittance Date the Sub-servicing fee with respect to the Mortgage Loans sub-serviced. As additional sub-servicing compensation, the Seller shall retain all ancillary fees with respect to the Mortgage Loans it sub-services, including payments in the nature of late payment charges and assumption fees with respect to the Mortgage Loans Seller sub-services. Notwithstanding that EMC will be the servicer under the PSAs, Seller, as sub-servicer, shall continue to make all principal and interest advances, all servicing or servicer advances, and any such similar advances as may be required under each PSA with respect to each Mortgage Loan sub-serviced by Seller. At the time servicing is actually transferred, EMC will reimburse Seller for all recoverable advances (except with respect to Credit Derivative Loans) owed to Seller under each PSA for 100% of the amount of the purchased advances. Seller shall use good faith efforts to assist in preventing EMC from being terminated as servicer by MBIA under the relevant PSAs as a result of the pool of Mortgage Loans exceeding any limitations set forth in the PSA.

Section 10. (a) The Company agrees to indemnify each Indemnified Party (as defined below) and hold each Indemnified Party (as defined below) harmless from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, including expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise, judgments, and any other costs, fees and expenses that each Indemnified Party may sustain in any way related to (i) any breach of any representation or warranty contained in this Agreement, or any acts or omissions on the part of the Company or any other Person or entity in the origination, receiving, processing, funding or servicing any Mortgage Loan prior to the Servicing Transfer Date or otherwise arising from the transfer of servicing of the Mortgage Loans provided for in this Agreement, (ii) any assertion based on, grounded upon resulting from a breach of any of the Company's representations and warranties contained herein, (iii) the Company's inability to effect or cause the transfer of the servicing to EMC or its designee on the Servicing Transfer Date, (iv) any breach by the Company of the provisions of



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            this Agreement, and (v) the failure of the Company to perform in any way its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement. In addition to the obligations of the Company set forth in this Section 10, the Purchaser may pursue any and all remedies otherwise available at law or in equity, including, but not limited to, the right to seek damages. The provisions of this Section 10 shall survive termination of this Agreement. These indemnification provisions shall be in addition to any liability which the Seller may otherwise have to any Indemnified Party. For purposes of this Section, losses or damages with respect to clause (i) and (ii) above shall include the difference between the unpaid principal balance of the affected Mortgage Loans and the net amount realized after the liquidation of such affected Mortgage Loans. In the event of the commencement of a receivership or other similar proceeding with respect to the Company, the losses or damages with respect to clauses (i) and (ii) above shall be measured as of the date of the commencement of such proceeding and shall be the difference between the unpaid principal balance of the affected Mortgage Loans and the value of the related Mortgaged Property as determined by an opinion of value of the related Mortgaged Property by a broker selected by the Purchaser, minus costs anticipated to be incurred in the holding and liquidation of the Mortgaged Property, including legal fees. An "INDEMNIFIED PARTY" shall be each of The Bear Stearns Companies Inc., Bear, Stearns & Co. Inc., EMC Mortgage Corporation, and each of their respective affiliated entities, directors, officers, employees, legal counsel, agents and controlling persons (within the meaning of the federal securities laws). All references to "Indemnified Party" in these indemnification provisions shall be understood to include any and all of the foregoing. Neither termination nor completion of this Agreement shall affect these indemnification provisions which shall then remain operative and in full force and effect.

            (b) EMC agrees to indemnify the Seller and hold the Seller harmless from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, including expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise, judgments, and any other costs, fees and expenses that the Seller may sustain in any way related to
            (i) any breach of any representation or warranty of EMC contained in this Agreement, or (ii) EMC's failure to pay when due any amounts owed pursuant to Section 13 hereof.

Section 11. Purchaser may conduct due diligence, including, without limitation, Mortgage File and Servicing File due diligence, ordering and evaluating an opinion by a broker selected by Purchaser of the price of any real estate subject to any Mortgage Loan, verification of appraisal values, confirmation of loss severity, delinquency rates, prepayment speeds, document review (including without limitation, PSAs), and review of servicing facilities, data and records.

Section 12. Purchaser may at any time prior to the Closing Date, on written notice to Seller, rescind this Agreement if, in Purchaser's sole discretion, (i) it is not satisfied with results of its due diligence review, (ii) EMC has not received all consents required



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            for it to service the Mortgage Loans and acquire the other PSA
            Rights, (iii) an Event of Default shall have occurred and be continuing or an event has occurred which, with the passage of time would constitute an Event if Default, or (iv) there is a breach by Seller of a representation, warranty or obligation in this Agreement. If Purchaser rescinds this Agreement, this Agreement and all of the rights and obligations of Purchaser and Seller hereunder shall be null and void, except that Section 10 and this Section 12 shall survive and Seller shall remain liable for any damages due to any breach by it of its obligations under this Agreement. If this Agreement is rescinded by the Purchaser, Purchaser shall convey to the Company all of the Purchaser's rights in an to the Residual Securities and the PSA Rights that were acquired by the Purchaser hereunder and the Company shall simultaneously convey all rights to the Purchaser and any other property acquired by the Company hereunder.

Section 13. (A) (i) On each Distribution Date prior to the Trigger Date the Purchaser will apply Transaction Available Funds in the following priority:

                        (a) to cover the Purchaser Regular Amount, plus the amount of any Purchaser Amount Carryover;

                        (b) to the Adjusted Credit Derivative Amount until the Adjusted Credit Derivative Amount is equal to $0;

                        (c) to the Adjusted Securities Purchase Price until the Adjusted Securities Purchase Price is equal to $0;

                  (ii) On each Distribution Date on or after the Trigger Date the Purchaser will apply Residual Securities Proceeds in the following priority:

                        (a) 50% to Purchaser and 50% to Seller until such time as Residual Securities Proceeds equal $0.

            (B) Prior to any sale or securitization of any Mortgage Loans or Residual Securities by the Purchaser to any third party not affiliated with Buyer (each a "THIRD PARTY PURCHASER"), the Purchaser shall, prior to entering into any commitment to sell or securitize such Mortgage Loans or Residual Securities with any Third Party Purchaser, first offer the Seller the right to purchase such Mortgage Loans or Residual Securities on terms and conditions at least as favorable for Purchaser as those to be provided by the Third Party Purchaser). The Seller shall have no more than 2 Business Days to accept or reject such offer. At that time, the Seller shall notify the Purchaser in writing of its decision to accept or reject the offer. If the Seller accepts such offer, the Purchaser shall sell such Mortgage Loans or Residual Securities to the Seller pursuant to such terms and conditions (provided, that in addition to the purchase price agreed upon by the Purchaser and the Third Party Purchaser, the Seller shall pay to the Purchaser the costs of any due diligence performed by the Purchaser or the Third Party



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            Purchaser with respect to the potential sale of such Mortgage Loans or Residual Securities to the Third Party Purchaser).


Section 14. Company and Purchaser will each, at the request of the other, execute and deliver to each other all such documents that either may reasonably request in order to perfect the transfer, assignment and delivery to Purchaser of the rights to be sold, transferred, assigned and delivered as of the consummation of this Agreement.

Section 15. NOTICES. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, telecopied (which is confirmed), or sent by an overnight courier service, such as Federal Express, at the address as follows:

                  (i)   if to the Company:

                        LIFE Bank
                        10540 Magnolia Avenue, Suite B
                        Riverside, California 92505-1814
                        Attention:  W. Todd Peterson
                        Telephone:  (909) 637-4095
                        Fax: (909) 637-4428

                  (ii)  if to EMC:

                        EMC Mortgage Corporation
                        909 Hidden Ridge Drive
                        MacArthur Ridge II, Suite 200
                        Irving, Texas 75039
                        Attention: Ms. Ralene Ruyle
                        Telephone:  (972) 444-2828
                        Telecopy:  (972) 831-2880

                        with a copy (which shall not constitute notice) to:

                        Bear, Stearns & Co. Inc.
                        245 Park Avenue
                        New York, New York  10168
                        Attention:  Joseph T. Jurkowski
                        Telephone:  (212) 272-3358
                        Telecopy:  (212) 272-2619

                        And

                  (iii) if to BSC:

                        Bear, Stearns & Co. Inc.



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                        245 Park Avenue
                        New York, NY 10167
                        Attention:  Jeff Verschleiser
                        Telephone:  (212) 272-5451
                        Telecopy:  (212) 272-6290

                        With a copy (which shall not constitute notice) to:
                        Bear, Stearns & Co. Inc.
                        245 Park Avenue
                        New York, New York  10168
                        Attention:  Joseph T. Jurkowski
                        Telephone:  (212) 272-3358
                        Telecopy:  (212) 272-2619


or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).


Section 16. BSC may assign its rights under this Agreement, and may convey the Residual Securities to EMC, in which case EMC shall be the Purchaser under this Agreement with respect to the Residual Securities for all purposes, and shall therefore succeed to all of the rights and obligations of BSC under this Agreement.

Section 17. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, and no other Person or entity shall have any rights or obligations hereunder. Except for an assignment by BSC to EMC as permitted by
            Section 16 hereof, no party to this Agreement may assign any rights or obligations hereunder without the prior written consent of the other party.

Section 18. No amendment, modification, supplement, termination, consent or waiver of this Agreement or any term or provision of this Agreement shall be effective and binding unless in writing and signed by Purchaser and Seller. Any such waiver shall be effective only in the specific instance and for the specific purpose for which it is given.

Section 19. This Agreement (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 20. The parties shall negotiate in good faith to complete any documentation necessary or appropriate to effect the transactions described in this Agreement, including, but not limited to, documentation required to be delivered under the PSAs to transfer the servicing to EMC.



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Section 21. Each of Purchaser and Seller represents and warrants to the other that it intends and will treat the transactions described herein as a sale of the Residual Securities and PSA Rights. However, if all or any portion of the transactions described in this Agreement are determined to be a loan or loans, Seller shall be deemed to have pledged to Purchaser as security for the performance by Seller of its obligations under this Agreement and for any such deemed loan, all of the Residual Securities, and the PSA Rights, together with all Collateral under the IAA executed by Seller.

Section 22. Seller hereby grants a security interest in, and pledges to
            Purchaser as security for the performance of Seller's obligations under this Agreement, the Collateral described in the IAA.

Section 23. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND
            ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL OR EQUITABLE ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY TRANSACTION CONTEMPLATED HEREBY OR THE RELATIONSHIP ESTABLISHED HEREUNDER.

Section 24. THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION,
            INTERPRETATION AND ENFORCEMENT HEREOF AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES THEREOF. EACH OF THE PARTIES HERETO SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF, AND AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT MAY BE TRIED AND LITIGATED IN FEDERAL OR, IN THE ABSENCE OF FEDERAL SUBJECT MATTER JURISDICTION, STATE COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK UNLESS SUCH ACTIONS OR PROCEEDINGS ARE REQUIRED TO BE BROUGHT IN ANOTHER COURT TO OBTAIN SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. EACH OF THE PARTIES WAIVES, TO THE FULLEST EXTENT PERMISSIBLE UNDER APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE IN ANY PROCEEDING BROUGHT IN ACCORDANCE WITH THE IMMEDIATELY PRECEDING SENTENCE. SERVICE OF PROCESS, SUFFICIENT FOR PERSONAL JURISDICTION IN ANY ACTION AGAINST SUCH PARTY, MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ITS ADDRESS INDICATED IN SECTION 15.

Section 25. MERGER OR CONSOLIDATION OF THE COMPANY.



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            The Company shall keep in full force and effect its existence, rights and franchises as a federal savings bank under the laws of its formation in the United States except as permitted herein, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans, and to enable the Company to perform its duties under this Agreement.

            Any Person into which the Company may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Company shall be a party, or any Person succeeding to the business of the Company, shall be the successor of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 26. COMPANY NOT TO RESIGN.
            The Company shall not assign this Agreement or resign from the obligations and duties hereby imposed on it except by mutual consent of the Company and the Purchaser or upon the determination that its servicing duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Company in which event the Company may resign as sub-servicer. Any such determination permitting the resignation of the Company as sub-servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance acceptable to the Purchaser. No such resignation shall become effective until a successor shall have assumed the Company's responsibilities and obligations hereunder in the manner provided in Section 30.

Section 27. INTENTIONALLY OMITTED.

Section 28. DEFAULT

            (a) EVENTS OF DEFAULT. In case one or more of the following Events of Default by the Company in its capacity as sub-servicer shall occur and be continuing, that is to say:

                  (i) any failure by the Company to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of two
                        (2) Business Days; or

                  (ii) failure on the part of the Company duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Company set forth in this Agreement which continues unremedied for a period of thirty (30) days (except that such number of days shall be fifteen (15) in the case of a failure to pay any premium for any insurance policy required to be




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                        maintained under this Agreement) after the date on which
                        written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser; or

                  (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Company and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

                  (iv) the Company shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of, or relating to, the Company or of, or relating to, all or substantially all of its property; or

                  (v) the Company shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                  (vi) failure by the Company to be in compliance with the "doing business" or licensing laws of any jurisdiction where a Mortgaged Property is located; or

                  (vii) the Company ceases to be approved by both of Fannie Mae and Freddie Mac as a mortgage loan seller or servicer for more than thirty days; or



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                  (viii) the Company attempts to assign its right to
                        sub-servicing compensation hereunder or the Company attempts, without the consent of the Purchaser, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder, or to delegate its duties hereunder or any portion thereof; then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Purchaser, by notice in writing to the Company may, in addition to whatever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Company as sub-servicer under this Agreement. On or after the receipt by the Company of such written notice, all authority and power of the Company to sub-service the Mortgage Loans under this Agreement shall on the date set forth in such notice pass to and be vested in the successor appointed pursuant to Section 30.

            (b) WAIVER OF DEFAULTS. The Purchaser may waive in writing any default by the Company in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Section 29. TERMINATION; SERVICING TRANSFER.

            (a) The respective obligations and responsibilities of the Company, as sub-servicer, shall terminate at the expiration of the Interim Servicing Period unless terminated on an earlier date at the option of EMC or pursuant to Section 18. The Company shall follow the servicing transfer instructions of EMC, which are attached hereto as Annex D with respect to servicing transfer procedures.

            (b) Company shall assign to EMC its guaranteed life of loan tax service contracts with Fidelity National Tax Service for each Mortgage Loan on which servicing is transferred and, in the event that Company does not presently have such lifetime contracts for any or all of such Mortgage Loans or such contracts are not assignable to EMC (or are not assignable to EMC's real estate tax service firm) or such contracts are not assignable to EMC without the payment of a fee or other cost, Company agrees to pay all costs and fees necessary to obtain such lifetime tax service contracts.

            (c) Company shall assign to EMC its guaranteed life of loan flood certification contracts with Chicago Title Flood Services for each


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                  Mortgage Loan on which servicing is transferred and, in the event that Company does not presently have such lifetime contracts for any or all of such Mortgage Loans or such contracts are not assignable to EMC (or are not assignable to EMC's flood certification firm) or such contracts are not assignable to EMC without the payment of a fee or other cost, Company agrees to pay all costs and fees necessary to obtain such lifetime flood certification contracts.

            (d) Company shall provide EMC with sufficient documentation and information prior to the Servicing Transfer Date and shall cooperate with EMC to the extent necessary to allow the transfer of the lifetime tax service contracts and lifetime flood certification contracts contemplated by this Section within thirty (30) days after the Servicing Transfer Date so as to prevent any lapse in coverage under such contracts.

            (e) From time to time prior to the Servicing Transfer Date for the servicing of any given Mortgage Loan, Company shall furnish to EMC such reasonable and customary information supplementary to the information contained in the documents and schedules delivered pursuant hereto and file such reports as purchaser may reasonably request.

Section 30. SUCCESSOR TO THE COMPANY.

            (a) Prior to termination of the Company's sub-servicing responsibilities and duties under this Agreement pursuant to
                  Section 18 or 29, EMC shall (i) succeed to and assume all of the Company's sub-servicing responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor which shall succeed to all sub-servicing rights and assume all of the responsibilities, duties and liabilities of the Company as sub-servicer under this Agreement. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree. In the event that the Company's duties, responsibilities and liabilities as sub-servicer under this Agreement should be terminated pursuant to the aforementioned Sections, the Company shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of the Purchaser or such successor. The termination of the Company as sub-servicer pursuant to the aforementioned Sections shall not become effective until a successor shall be appointed pursuant to this Section 30 and shall in no event relieve the Company of the representations and warranties made pursuant to Section 7 and the remedies available to the Purchaser under this Agreement, it being understood and agreed that the provisions of such

                  Sections shall be applicable to the Company notwithstanding any such resignation or termination of the Company, or the termination of this Agreement.

            (b) The Company shall timely deliver to the successor the funds in the custodial account, or other accounts established in connection with servicing the Mortgage Loans under the PSAs and such other accounts as the Company may hold as sub-servicer for the Purchaser, and the Servicing Files and related documents and statements held by it hereunder and the Company shall account for all funds. The Company shall execute and deliver such instruments and do such other things all as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Company as sub-servicer. The successor shall make arrangements as it may deem appropriate to reimburse the Company for amounts the Company actually expended as sub-servicer pursuant to this Agreement which the successor is entitled to retain hereunder and which would otherwise have been recovered by the Company pursuant to this Agreement but for the appointment of the successor servicer.

Section 31. REPORTS.
            The Purchaser agrees to provide to the Seller on a timely basis, (a) any reports received by the Purchaser from the Trustee with respect to the Residual Securities and the Mortgage Loans and (b) any reports or files provided to the Trustee by EMC with respect to the Residual Securities and the Mortgage Loans.

Section 32. SEVERABILITY CLAUSE.
            Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

Section 33. COUNTERPARTS.

            This Agreement may be executed simultaneously in any number of counterparts, and by facsimile, each of which shall be an original, but all of which shall together constitute one and the same instrument.

Section 34. INTENTION OF THE PARTIES.
            It is the intention of the parties that the Purchaser is purchasing, and the Company is selling the Residual Securities and PSA Rights, and not a debt instrument of the Company or another security. Accordingly, the parties hereto shall treat the transaction for federal income tax purposes as a sale by the Company, and a purchase by the Purchaser, of the Residual Securities and PSA Rights.

Section 35. WAIVERS.
            No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

Section 36. EXHIBITS AND ANNEXES.
            The exhibits and annexes to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 37. GENERAL INTERPRETIVE PRINCIPLES.
            For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

            (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

            (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

            (c) references herein to "Sections," "Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

            (d)   reference to a Subsection without further reference to a
                  Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

            (e) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

            (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

Section 38. REPRODUCTION OF DOCUMENTS.
            This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 39. NONSOLICITATION.
            The Company covenants and agrees that, it will not during the remaining term of any of the individual Mortgage Loans take any action or cause any action to be taken by any of its agents or affiliates, or independent contractors working on its behalf, to personally, by telephone or by mail, solicit the prepayment of any Mortgage Loans, without the prior written consent and approval of the Purchaser. It is understood and agreed that promotions undertaken by Company which are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this Section 38.

Section 40. SURVIVAL.
            All covenants, agreements, representations and warranties and indemnities made herein shall survive the execution and delivery of this Agreement, the transfer of the Residual Securities and the PSA Rights to the Purchaser and any subsequent transfer of the Residual Securities or PSA Rights.

Section 41. SET-OFF.
            In addition to any rights and remedies of the Purchaser provided by this Agreement and by law, the Purchaser shall have the right, without prior notice to the Seller, any such notice being expressly waived by the Seller to the extent permitted by applicable law, upon any amount becoming due and payable by the Seller hereunder or under any PSA, to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Purchaser or any Affiliates thereof to or for the credit or the account of the Seller. The Purchaser agrees promptly to notify the Seller after any such set-off and application made by the Purchaser; provided that the failure to give such notice shall not affect the validity of such set-off and application.

Section 42. AUTHORIZATION.
            It is a condition precedent to the effectiveness of this Agreement that the Seller shall have delivered to the Purchaser a certified true copy of the written authorization by the board of directors of the Bank or its loan committee of the execution of the Agreement, that such approval is reflected in the minutes of the board or such committee, and that such record is an official record of the Seller continuously from the time of its execution.

Section 43. ASSIGNMENT AND ASSUMPTION AGREEMENT.
            The Assignment and Assumption Agreement dated as of January 28, 2000 by and between the Seller and EMC shall constitute the assignment by the Seller to EMC of the Servicer Obligations (as defined in the Assignment and Assumption Agreement). The foregoing such assignment shall in no way supersede the additional agreements and understandings set forth in this Agreement.

Section 44. LEGAL FEES

            The Seller agrees to pay as and when billed by the Purchaser all the fees, disbursements and expenses of counsel to the Purchaser in connection with the development, preparation, negotiation and execution of, and any amendment, supplement or modification to, this Agreement, the Assignment and Assumption Agreement, the Credit Derivative or any other documents prepared in connection herewith or therewith.

                                             Very truly yours,

                                        EMC MORTGAGE CORPORATION

                                        By:
                                            -----------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------


                                        BEAR, STEARNS & CO. INC.

                                        By:
                                            -----------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------

Accepted and Agreed:


LIFE BANK

By:
   ------------------------------------
Name:   W. Todd Peterson
Title:  Senior Vice President and CFO

                                                                      SCHEDULE I

                                   DEFINITIONS

For purposes of this Agreement the following capitalized terms shall have the respective meanings set forth below.

          "ACCEPTED SERVICING PRACTICES" shall mean, with respect to any Mortgage Loan, those mortgage servicing practices (including collection procedures) of prudent mortgage banking institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, giving due consideration to Purchaser's reliance on Company, and which are in accordance with the applicable PSAs.

          "ADJUSTED CREDIT DERIVATIVE AMOUNT" shall mean, as of any date of determination, the Credit Derivative Amount plus any Credit Derivative IRR minus any amounts applied pursuant to Section 13(A) or 13(B).

          "ADJUSTED SECURITIES PURCHASE PRICE " shall mean, as of any date of determination, the Securities Purchase Price plus any Adjusted Securities Price IRR minus any amount applied pursuant to Section 13(A) or 13(B).

          "ADJUSTED SECURITIES PURCHASE PRICE IRR" shall mean an amount equal to a fifteen percent (15%) yield on the Adjusted Securities Purchase Price, calculated as a bond equivalent yield.

          "ALTA" means the American Land Title Association.

          "APPRAISED VALUE" shall mean, with respect to any Mortgaged Property, the lesser of (i) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the underwriting requirements of the originator, and
(ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan.

          "AGREEMENT" shall mean this letter agreement including all exhibits, schedules, amendments and supplements hereto.

          "BUSINESS DAY" shall mean any day other than a Saturday or Sunday, or a day on which banking and savings and loan institutions in the States of either New York or California are authorized or obligated by law or executive order to be closed.

          "CLOSING DATE" shall have the meaning provided in Section 5 hereof.

          "CREDIT DERIVATIVE" shall have the meaning provided in Section 8 of this Agreement.

          "CREDIT DERIVATIVE AMOUNT" shall mean $3,000,000.

          "CREDIT DERIVATIVE IRR" shall mean an amount equal to a fifteen percent (15%) yield on the Adjusted Credit Derivative Amount, calculated as a bond equivalent yield.

          "CREDIT DERIVATIVE LOANS" shall have the meaning provided in Section 9 of this Agreement.

          "CUT-OFF DATE" shall have the meaning provided in Section 5 of this Agreement.

          "DISTRIBUTION DATE" shall mean the tenth (10th) day of each month, commencing on the tenth (10th) day of the month next following the month in which the Cut-Off Date occurs, or if such tenth (10th) day is not a Business Day, the first Business Day immediately following such tenth (10th) day.

          "DUE DATE" shall mean the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

          "ESCROW PAYMENTS" shall mean the amounts constituting ground rents, taxes, assessments, water charges, sewer rents, fire and hazard insurance premiums and other payments as may be required to be escrowed by the Mortgagor with the Mortgagee pursuant to the terms of any Mortgage Note or Mortgage.

          "EVENT OF DEFAULT" shall have the meaning provided in Section 28 hereof.

          "FANNIE MAE" shall mean Fannie Mae or any successor thereto.

          "FHA" shall mean the Federal Housing Administration, an agency within the United States Department of Housing and Urban Development, or any successor thereto and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA regulations.

          "FREDDIE MAC" shall mean Freddie Mac or any successor thereto.

          "FIRREA" shall mean The Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended and in effect from time to time.

          "HUD" shall mean the Department of Housing and Urban Development, or any federal agency or official thereof which may from time to time succeed to the functions thereof with regard to FHA insurance. The term "HUD," for the purposes of this Loan Agreement, is also deemed to include subdivisions thereof such as the FHA.

          "INSURANCE PROCEEDS" shall mean with respect to each Mortgage Loan, proceeds of any insurance policy insuring the related Mortgaged Property.

          "IAA" shall have the meaning provided in Section 8 hereof.

          "INSURED DEPOSITORY INSTITUTION" shall have the meaning ascribed to such term by Section 1813(c)(2) of Title 12 of the United States Code, as amended from time to time.

          "INTERIM SERVICING PERIOD" shall mean with respect to any Mortgage Loan, the period during which the Company shall service the Mortgage Loans in accordance with the provisions of this Agreement, commencing on the Closing Date and ending on the Servicing Transfer Date, except, with respect to a Mortgage Loan subject to the Credit Derivative, such period shall end on the date on which such Mortgage Loan is fully and finally liquidated and all proceeds distributed, and not on the Servicing Transfer Date.

          "LOAN-TO-VALUE RATIO" or "LTV" shall mean with respect to any Mortgage Loan as of origination, the ratio on such date of the outstanding principal amount of the Mortgage Loan to the lesser of the Appraised Value of the Mortgaged Property as of the origination date or the purchase price of the Mortgaged Property.

          "MONTHLY PAYMENT" shall mean with respect to any Mortgage Loan, the scheduled combined payment of principal and interest payable by a Mortgagor under the related Mortgage Note on each Due Date.

          "MORTGAGE" shall mean the mortgage, deed of trust or other instrument creating a first lien on the Mortgaged Property securing the Mortgage Note.

          "MORTGAGEE" shall mean the mortgagee or beneficiary named in the Mortgage and the successors and assigns of such mortgagee or beneficiary.

          "MORTGAGE FILE" shall mean the items pertaining to a particular Mortgage Loan.

          "MORTGAGE LOAN" shall mean each fixed rate mortgage loan which backs a Residual Security and is subject to a PSA.

          "MORTGAGE LOAN DOCUMENTS" shall mean the documents listed in the PSA pertaining to any Mortgage Loan.

          "MORTGAGE NOTE" shall mean the original executed note or other evidence of the Mortgage Loan indebtedness of a Mortgagor.

          "MORTGAGED PROPERTY" shall mean the Mortgagor's real property securing repayment of a related Mortgage Note.

          "MORTGAGOR" shall mean the obligor on a Mortgage Note, the owner of the Mortgaged Property and the grantor or mortgagor named in the related Mortgage and such grantor's or mortgagor's successor(s) in title to the Mortgaged Property.

          "NET PROCEEDS FROM RESIDUAL SECURITIES" shall have the meaning provided in Section 13 hereof.

          "OFFICER'S CERTIFICATE" shall mean a certificate signed by the Chairman of the Board or the Vice Chairman of the Board or a President or a Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Person on behalf of whom such certificate is being delivered.

          "OPINION OF COUNSEL" shall mean a written opinion of counsel for the Company, who may be salaried counsel for the Company, reasonably acceptable to the Purchaser and the Company.

          "PERSON" shall mean an individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "PRIMARY MORTGAGE INSURANCE POLICY" shall mean each primary policy of mortgage insurance represented to be in effect by the Company and issued by a Qualified Insurer.

          "PSA PURCHASE PRICE" shall have the meaning provided in Section 4 hereof.

          "PSA RIGHTS" shall have the meaning provided in paragraph one hereof.

          "PURCHASER AMOUNT CARRYOVER" shall mean with respect to any Distribution Date, any accrued but unpaid Purchaser Regular Amount.

          "PURCHASER RATE" on each day during the related period, shall mean one month LIBOR plus 150 basis points per annum.

          "PURCHASER REGULAR AMOUNT" shall mean, with respect to any Distribution Date, an amount equal to the sum of (a) the product of (i) the Purchaser Rate for the related period, (ii) the actual number of days in such period divided by 365 and (iii) for each day within such period, the lesser of
(A) the Securities Purchase Price and (B) the Adjusted Securities Purchase Price, minus, in each case, the Adjusted Securities Purchase Price IRR and (b) the product of (i) the Purchaser Rate for the related interest period, (ii) the actual number of days in such period divided by 365 and (iii) any Purchaser Amount Carryover.

          "QUALIFIED APPRAISER" shall mean a licensed appraiser, duly appointed by the Company and acceptable to Fannie Mae or Freddie Mac, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfy the requirements of Title XI of FIRREA and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

          "QUALIFIED INSURER" shall mean an insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, approved as an insurer by Fannie Mae or Freddie Mac.

          "REO PROPERTY" shall mean a Mortgaged Property acquired as a result of the liquidation of a Mortgage Loan.

          "REMITTANCE DATE" shall mean the 5th Business Day of each calendar month.

          "RESIDUAL SECURITIES" shall have the meaning provided in paragraph one hereof.

          "RESIDUAL SECURITIES PROCEEDS" is (a) the sum of (i) all amounts received by Purchaser as distributions on the Residual Securities, (ii) all net proceeds of any sale of a Residual Security, (iii) all net cash proceeds attributable to any securitization of a Residual Security in a transaction that is not recourse to Purchaser or any affiliate, (iv) amounts and cash flows received by Purchaser from any security the Purchaser receives upon the sale or securitization of a Residual Security (such security, a "SECURITIZED RESIDUAL") but such amounts and cash flows shall be limited to any amounts and cash flows received from such Securitized Residual that are allocable to the Residual Securities (The amount allocable to a Residual Security in such a securitization is to be determined by the Purchaser in its sole discretion) and (v) amounts and cash flows received by the Purchaser in connection with owning or from any sale of whole loans, following the optional termination of the Residual Securities.

          "SECURITIES PURCHASE PRICE" shall have the meaning provided in Section 3 hereof.

          "SELLER CREDIT DERIVATIVE PROCEEDS" shall mean payments made by LIFE Bank pursuant to the Credit Derivative.

          "SERVICING ADVANCES" shall mean all customary, reasonable and necessary "out-of-pocket" costs and expenses incurred by the Company in the performance of its servicing obligations, including, but not limited to, the cost of (i) preservation, restoration and repair of a Mortgaged Property, (ii) any enforcement or judicial proceedings with respect to a Mortgage Loan, including foreclosure actions and (iii) the management and liquidation of REO Property.

          "SERVICING FEE: shall mean the servicing fee for each Mortgage Loan pursuant to the related PSA.

          "SERVICING FILE" shall mean with respect to each Mortgage Loan, the file retained by the Company consisting of originals of all documents in the Mortgage File which are not held by a trustee or custodian under the applicable PSA and copies of all documents held by a trustee or custodian under the applicable PSA.

          "SERVICING TRANSFER DATE" shall have the meaning provided in Section 9 of this Agreement, except with respect to Mortgage Loans subject to the Credit Derivative.

          "STATED PRINCIPAL BALANCE" shall mean as to each Mortgage Loan (i) the principal balance of such Mortgage Loan as of the Cut-off Date, MINUS (ii) all amounts thereafter distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal.

          "SUB-SERVICING FEE" shall mean $15 per month for each Mortgage Loan sub-serviced on the first day of each month, pro rated for any portion of such month actually sub-serviced.

          "TRANSACTION AVAILABLE FUNDS" shall mean, with respect to any monthly period, an amount equal to the sum of (a) Seller Credit Derivative Proceeds and
(b) Residual Securities Proceeds.

          "TRIGGER DATE" shall mean the date on which the Adjusted Securities Purchase Price is equal to zero.

                                                                     SCHEDULE II

                             UNDERWRITING GUIDELINES

                                     ANNEX A




             NAME OF SECURITY            ORIGINAL PRINCIPAL    CURRENT  PRINCIPAL         PURCHASE PRICE PERCENTAGE OF THE
             ----------------            ------------------    ------------------         --------------------------------
                                             AMOUNT OF         AMOUNT OF SECURITY       CURRENT PRINCIPAL AMOUUNT OF SECURITY
                                             ---------         ------------------       -------------------------------------
                                             SECURITY
                                             ---------

LIFE FINANCIAL HOME LOAN
CERTIFICATES, SERIES 1997-2
                                            $125,000,000          $77,109,504                         0.5%
RESIDUAL INTEREST CERTIFICATE

LIFE FINANCIAL HOME LOAN ASSET-
BACKED CERTIFICATES,
SERIES 1997-3                               $250,000,000         $173,847,984                        0.375%
RESIDUAL INTEREST CERTIFICATE

LIFE BANK ASSET-BACKED
CERTIFICATES,
SERIES 1998-1                               $400,000,000         $285,993,272                        1.44063%
RESIDUAL INTEREST CERTIFICATE



             NAME OF SECURITY               PRICE OF SERVICING     SERVICING FEES
             ----------------               ------------------     --------------






LIFE FINANCIAL HOME LOAN
CERTIFICATES, SERIES 1997-2
                                                   50 BPS               100 BPS
RESIDUAL INTEREST CERTIFICATE

LIFE FINANCIAL HOME LOAN ASSET-
BACKED CERTIFICATES,
SERIES 1997-3                                      50 BPS               100BPS
RESIDUAL INTEREST CERTIFICATE

LIFE BANK ASSET-BACKED
CERTIFICATES,
SERIES 1998-1                                      25 BPS                50BPS
RESIDUAL INTEREST CERTIFICATE

                                     ANNEX B



      1. All of Seller's rights, interests and benefits in and to the pooling and servicing agreements associated with the Residual Securities, such that EMC acquires, among other things, (i) all of Seller's rights to purchase the mortgage loans in each securitization pool in accordance with the terms of the applicable pooling and servicing agreements, other than with respect to the Credit Derivative Loans, and (ii) all rights of Seller as sub-servicer.

      2. The Company shall assign to EMC all of its rights under (a) the transferable life of loan flood service contracts relating to the Mortgage Loans, including without limitation, flood service contracts with Chicago Title and (b) the transferable guaranteed life of loan tax service contracts relating to each Mortgage Loan, including without limitation the tax service contracts with Fidelity National Tax Service.

      3. Assignment of Insurance. The Seller shall assign to EMC all of its rights under all insurance relating to the Mortgage Loans, including without limitation, hazard and flood policies, credit life policies, and force-placed policies.

      4. Other Income. All rights to receive income from or with respect to Mortgage Loans, including, but not limited to, any fees, whether as servicer, in certificated forms or otherwise.

      5. Servicing Rights. The right to service the securitizations in connection with which the Residual Securities were issued, including, but not limited to, with respect to each Mortgage Loan, any and all of the following: (a) all rights to service the Mortgage Loan; (b) all rights to receive servicing fees, additional servicing compensation (including without limitation any late fees, assumption fees, penalties or similar payments with respect to the Mortgage
            Loan), reimbursements or indemnification for servicing the Mortgage Loan, and any payments received in respect of the foregoing and proceeds thereof; (c) the right to collect, hold and disburse Escrow Payments or other similar payments with respect to the Mortgage Loans and any amounts actually collected with respect thereto and to receive interest income on such amounts to the extent permitted by applicable law; (d) all accounts and other rights to payment related to any of the property described in this paragraph; (e) possession or use of any and all Servicing Files pertaining to the Mortgage Loans or pertaining to the past, present or prospective servicing of the Mortgage Loans; (f) possession and use of any and all Servicing Files pertaining to the Mortgage Loans or pertaining to the past, present or prospective servicing of the Mortgage Loans; (g) all rights and benefits relating to the direct solicitation of the related Mortgagors for refinance or modification of the Mortgage Loans and the attendant right, title and interest in and to the list of such Mortgagors and data relating to their respective Mortgage Loans; (h) all rights, powers and privileges incident to any of the foregoing; and (i) all agreements or documents creating, defining or evidencing any of the foregoing rights to the extent they relate to such rights and all rights of the Company thereunder.

      6. All recoverable Servicing Advances with respect to Mortgage Loans that are not Credit Derivative Loans.

                                     ANNEX C

I.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          i. The Company is and will remain in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loan in accordance with the terms of this Agreement and each PSA;

          ii. The Company has the full power and authority to hold each Mortgage Loan, to sell each Residual Security, and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Company has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by BSC and EMC, and all necessary transfer documents, and any agreements contemplated hereby, constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization, and all requisite corporate action has been taken by the Company to make this Agreement and all agreements contemplated hereby valid and binding upon the Company in accordance with their terms;


          iii. Neither the execution and delivery of this Agreement by the Company, nor the origination of the Mortgage Loans by the Company, the sale of the Residual Securities to the Purchaser, the consummation of the transactions contemplated hereby, or the performance of or compliance with the terms and conditions of this Agreement will conflict with any of the terms, conditions or provisions of the Company's articles of incorporation or by-laws, or constitute a default under or result in a breach or acceleration of, any material contract, agreement or other instrument to which the Company is a party or which may be applicable to the Company or its assets, or result in the material violation of any law, rule, regulation, order, judgment or decree to which the Company or its properties are subject, or impair the ability of the Purchaser to realize on the Residual Securities;

          iv. The Company is not in violation of, and the execution and delivery of this Agreement by the Company and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Company or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Company or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder;

          v. The Company does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Company is solvent and the sale of the Residual Securities will not cause the Company to become insolvent. The sale of the Residual Securities is not undertaken with the intent to hinder, delay or defraud any of the Company's creditors;

          vi. The Company is properly qualified to service the Mortgage Loans and has been servicing the Mortgage Loans prior to the Cut-off Date;

          vii. Immediately prior to the time ownership of the Residual Securities is transferred to BSC, the Company was the owner of the Residual Securities and not later than the payment of the Securities Purchase Price by the Purchaser, the Purchaser shall own the Residual Securities free and clear of all liens, claims and encumbrances suffered or incurred by the Company. Immediately prior to the time ownership of the PSA Rights is transferred to EMC, the Company was the owner of the PSA Rights and not later than the payment of the PSA Purchase Price by the Purchaser, the Purchaser shall own the PSA Rights free and clear of all liens, claims and encumbrances suffered or incurred by the Company;

          viii. There are no actions or proceedings against, or investigations of, the Company before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the sale of the Residual Securities or PSA Rights or the consummation of the transactions contemplated by this Agreement, (C) that might prohibit or materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement or (D) that is reasonably likely to have a material adverse effect on the financial condition of the Company;

          ix. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of, or compliance by the Company with, this Agreement or the sale of the Residual Securities and PSA Rights and delivery of the Mortgage Files (as defined in ANNEX D hereto) to the Purchaser or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date, except with respect to the PSA Rights which shall be obtained on or prior to January 31, 2000;

          x. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Company, and the transfer, assignment and conveyance of the Residual Securities and PSA Rights by the Company pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

          xi. The origination and servicing practices used by the Company and any prior originator or servicer with respect to each Mortgage Note and Mortgage have been legal and in accordance with applicable laws and regulations, the Mortgage Loan Documents, in accordance with Accepted Servicing Practices and in all material respects proper and prudent in the mortgage origination and servicing business. With respect to escrow deposits and payments (other than with respect to second lien Mortgage Loans for which the mortgagee under the prior lien is collecting Escrow Payments) that the Company is entitled to collect, all such payments are in the possession of, or under the control of, the Company, and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. As to any Mortgage Loan that is the subject of an escrow, escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every escrowed item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or other charges or payments due under the Mortgage Note have been capitalized under any Mortgage or the related Mortgage Note;

          xii. Company is an approved seller/servicer of residential mortgage loans for (i) Fannie Mae or Freddie Mac and (ii) HUD, with such facilities, procedures and personnel necessary for the sound servicing of such mortgage loans. The Company is duly qualified, licensed, registered and otherwise authorized under all applicable federal state and local laws, and regulations, if applicable, meets the minimum capital requirements set forth by its regulator, and is in good standing to sell mortgage loans to and service mortgage loans for Fannie Mae or Freddie Mac and no event has occurred which would make Company unable to comply with eligibility requirements or which would require notification to both of Fannie Mae and Freddie Mac;

          xiii. The Company's computer and other systems used in servicing the Mortgage Loans have been modified and maintained to operate in a manner such that all times, including on and after January 1, 2000, (i) the Company can service the Mortgage Loans in accordance with the terms of this Agreement and
(ii) the Company can operate its business in the same manner as it is operating on the date hereof. As of the Closing Date, Company's system has been certified as passing all the requirements of the Federal Financial Institutions Examination Council, which requirements are consistent with the Year 2000 requirements of Fannie Mae;

          xiv. The Company will treat the sale of the Residual Securities and PSA Rights to the Purchaser as a sale for reporting and accounting purposes and, to the extent applicable, for federal income tax purposes;

          xv. The Company acknowledges and agrees that the Servicing Fee and the Sub-servicing Fee represents reasonable compensation for performing such services and that the entire Servicing Fee and Sub-servicing Fee shall be treated by the Company, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement. In the opinion of Company, the consideration received by Company upon the sale of the PSA Rights to Purchaser under this Agreement constitutes fair consideration for such PSA Rights under current market conditions;

          xvi. The Company has delivered to the Purchaser consolidated financial statements for its last two complete fiscal years. All such financial information fairly presents the pertinent results of operations and financial position for the period identified and has been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto. The Company agrees to provide to the Purchaser such other financial information as the Purchaser may request. There has been no change in the business, operations, financial condition, properties or assets of the Company since the date of the Company's financial information that would have a material adverse effect on its ability to perform its obligations under this Agreement;

          xvii. The Company has not dealt with any broker, investment banker, agent or other Person (other than the Purchaser) that may be entitled to any commission or compensation in connection with the sale of the Residual Securities or the PSA Rights;

          xviii. The Company has the computer systems and the capability to effect the servicing transfer via a "tape-to-tape" method or via a reasonably acceptable electronic data processing method; and

          xix. No statement, tape, diskette, form, report or document prepared by, or on behalf of, or furnished by the Company to the Purchaser pursuant to this Agreement, or in connection with the transactions contemplated hereby, (including with respect to Purchaser's due diligence of the Mortgage Loans and the Company) contains, or will contain, any statement that is, or will be, inaccurate or misleading in any material respect.

          xx. Each representation and warranty in each PSA was true, correct and complete as of the date set forth in each PSA and as of each subsequent date set forth in each PSA.

          xxi. The Company is not in default under any PSA and no events or circumstances have occurred which with the passage of time would result in a default or an event of default under a PSA.

          xxii. Neither the Company nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Residual Securities, any interest in the Residual Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Residual Securities, any interest in the Residual Securities or any other similar security from, or otherwise approached or negotiated with respect to the Residual Securities, any interest in the Residual Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Residual Securities under the Securities Act of 1933 (the "33 Act") or which would render the disposition of the Residual Securities a violation of Section 5 of the 33 Act or require registration pursuant thereto.

          xxiii. The Company is an Insured Depository Institution and accordingly, the Company makes the following additional representations and warranties:

            (a) The Agreement does not violate any statutory or regulatory requirements applicable to the Company;

            (b) The Agreement has been (1) executed contemporaneously with the definitive agreement reached by the Purchaser and the Company, (2) approved by a specific resolution by the Company's board of directors, which approval shall be reflected in the minutes of said board, and (3) entered into the official records of the Company, a copy of which approvals, certified by a vice president or higher officer of the Company, has been provided to the Purchaser;

          xxiv.The aggregate amount of the Securities Purchase Price between the Purchaser and the Company does not exceed any restrictions or limitations imposed by the board of directors of the Company.

            II.   REPRESENTATIONS AND WARRANTIES RESPECTING EMC

            EMC hereby represents and warrants to the Company as of the Closing Date that:

      i. EMC is a corporation, validly existing and in good standing under the laws of the State of Delaware and is qualified to transact business in, is in good standing under the laws of, and possesses all licenses necessary for the conduct of its business in, each state in which any Mortgaged Property is located or is otherwise exempt or not required under applicable law to effect such qualification or license;

      ii. EMC has full power and authority to purchase and hold the PSA rights pursuant to this Agreement and to execute, deliver and perform, and to enter into and consummate all transactions contemplated by this Agreement and to conduct its business as presently conducted, has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement;

      iii. None of the execution and delivery of this Agreement, the purchase of the PSA rights, the consummation of the transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with any of the terms, conditions or provisions of EMC's charter or by-laws or materially conflict with or result in a material breach of any of the terms, conditions or provisions of any legal restriction or any agreement or instrument to which EMC is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the material violation of any law, rule, regulation, order, judgment or decree to which EMC or its property is subject;

      iv. There is no litigation pending or to the best of EMC's knowledge, threatened with respect to EMC which is reasonably likely to have a material adverse effect on the purchase of the related PSA rights, the execution, delivery or enforceability of this Agreement, or which is reasonably likely to have a material adverse effect on the financial condition of EMC;

      v. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by EMC of or compliance by EMC with this Agreement, the purchase of the PSA rights or the consummation of the transactions contemplated by this Agreement except for consents, approvals, authorizations and orders which have been obtained; and

      vi. The consummation of the transactions contemplated by this Agreement is in the ordinary course of business of EMC.

            III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY REGARDING INDIVIDUAL MORTGAGE LOANS.

      i. The information set forth in the Annex E hereto with respect to the Mortgage Loan is complete, true and correct in all material respects.

      ii. Each Mortgage Loan was originated or acquired and otherwise underwritten by the Company pursuant to the underwriting guidelines of the Company (a copy of the Company's underwriting guidelines being attached hereto as Schedule II);

      iii. There is no valid offset, right of rescission, defense or counterclaim of any obligor under any Mortgage Note, including the obligation of the Mortgagor to pay the unpaid principal of or interest on such Mortgage Note, and any applicable right of rescission has expired, nor will the operation of any of the terms of such Mortgage Note or Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, recoupment, counterclaim or defense, including, without limitation, the defense of usury, and no such right of rescission, set-off, recoupment, counterclaim or defense has been asserted with respect thereto;

      iv. [RESERVED];

      v. As of the date of origination of the Mortgage Loan, there was and there currently is no material damage to any Mortgaged Property or hazard insurance is in effect which fully covers such damage. At origination of the Mortgage Loan there was not, and since origination of the Mortgage Loan there has not been and there currently is no, proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property. The Company has not received notification that any such proceedings are scheduled to commence at a future date;

      vi. Each Mortgage is a valid, subsisting, enforceable and perfected (a) first lien and first priority security interest with respect to each first lien Mortgage Loans or (b) second lien and second priority security interest with respect to each second lien Mortgage Loan, in either case, on the Mortgaged Property securing the related Mortgage Note, subject to principles of equity, bankruptcy, insolvency and other laws of general application affecting the rights of creditors. The Mortgage and the Mortgage Note do not contain any evidence of any security interest or other interest or right thereto. Each Mortgaged Property is owned by the Mortgagor in fee simple and is free and clear of all adverse claims, encumbrances and liens having priority over the first lien of the Mortgage, subject only to (1) the lien of nondelinquent current real property taxes and assessments not yet due and payable, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally and specifically reflected in the appraisal made in connection with the origination of the related Mortgage Loan or referred to in the lender's title insurance policy delivered to the originator of the related Mortgage Loan, (3) other matters to which like properties are commonly subject which do not individually or in the aggregate materially interfere with the benefits of the security intended to be provided by such Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property and (4) with respect to each second lien Mortgage Loan, a first lien on the Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable (a) first lien and first priority security interest with respect to each first lien Mortgage Loan or (b) second lien and second priority security interest with respect to each second lien Mortgage Loan, on the property described therein, and immediately prior to the sale of such Mortgage Loan to the Purchaser pursuant to this Agreement, the Company had full right to sell and assign the same to the Purchaser;

          vii. Each Mortgage Loan is being serviced in accordance with applicable state and federal laws, including, without limitation, the Federal Truth-In-Lending Act and other consumer protection laws, real estate settlement procedures, usury, equal credit opportunity and disclosure laws. Company shall maintain in its possession during the Interim Servicing Period, available for the Purchaser's inspection, as appropriate, and shall deliver to the Purchaser or its designee upon demand, evidence of compliance with all such requirements;

          viii. Neither the Company nor any prior holder of any Mortgage Loan has impaired, waived, altered or modified the Mortgage or Mortgage Note (except that a Mortgage Loan may have been modified by a written instrument (a copy of which is in the Mortgage File and the terms of which are reflected on the Mortgage Loan Schedule (as defined in the PSA) which has been recorded, if necessary to protect the interests of the owner of such Mortgage Loan; the substance of any such waiver, alteration or modification has been approved by the issuer of any related Primary Mortgage Insurance Policy and title insurance policy, to the extent required by the related policies); satisfied, canceled, rescinded or subordinated such Mortgage in whole or in part (other than the subordination of a second lien Mortgage Loan to the prior mortgage); released the applicable Mortgaged Property in whole or in part from the lien of such Mortgage; or executed any instrument of cancellation, rescission or satisfaction with respect thereto. No instrument of release or waiver has been executed in connection with any Mortgage Loan, and no Mortgagor has been released, in whole or in part from its obligations in connection with a Mortgage Loan;

          ix. Each Mortgage Loan is covered by an ALTA lender's title insurance policy or equivalent form of policy or insurance acceptable to Fannie Mae or Freddie Mac in a form acceptable to, and issued by a title insurer acceptable to, Fannie Mae or Freddie Mac, together with all applicable ALTA endorsements, including without limitation and where applicable, a condominium endorsement, a planned unit development endorsement, an extended coverage endorsement, and an
8.1 ALTA or equivalent environmental endorsement, insuring the Company, its successors and assigns, as to (a) the first lien priority of the Mortgage with respect to first lien Mortgage Loans (subject to the exceptions contained in (v)
(1), (2), and (3) above) and (b) the second lien priority of the Mortgage with respect to second lien Mortgage Loans, in an amount at least equal to the original principal amount of each such Mortgage Loan. Each title insurance policy affirmatively insures ingress and egress and insures against encroachments by or upon the Mortgaged Property, and each such policy was issued on the date of the origination of each related Mortgage Loan by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located. The Company, its successors and assigns, are the sole insured of such lender's title insurance policy, such title insurance policy has been duly and validly endorsed to the Purchaser or the assignment to the Purchaser of the Company's interest therein does not require the consent of or notification to the insurer and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. Where required by law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Company, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

          x. As of the date of origination, all of the improvements which were included for the purpose of determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property (and wholly within the project with respect to a condominium unit), and no improvements on adjoining properties encroach upon the Mortgaged Property;

          xi. [Reserved];

          xii. The originator was and the Servicer is (A) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (B) (1) organized under the laws of such state, or (2) qualified to do business in such state, or (3) federal savings and loan associations or national banks having principal offices in such state, or
(4) not doing business in such state;

          xiii. There are no defaults by Company in complying with the terms of the Mortgage, and (except for the Mortgage Loans hereto which shall not be more than 2% of the Mortgage Loans, other than the Credit Derivative Loans) all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents or other outstanding charges affecting the Mortgaged Property which previously became due and owing have been paid, or escrow funds have been established in an amount sufficient to pay for every such escrowed item which remains unpaid and which has been assessed but is not yet due and payable. Except for the Mortgage Loans hereto which shall not be more than 2% of the Mortgage Loans, there exist no deficiencies with respect to escrow deposits and payments, if such are required, for which customary arrangements for repayment thereof have not been made, and no escrow deficits or payments of other charges or payments due the Company have been capitalized under the Mortgage or the applicable Mortgage Note. With respect to each Mortgage Loan which is a second lien Mortgage Loan, (i) the senior mortgage is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such senior mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the senior mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the second lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the senior mortgage;

          xiv. The buildings and improvements upon each Mortgaged Property as of the date of origination of the related Mortgage Loans are insured by a Qualified Insurer pursuant to a standard, valid and existing hazard insurance policy acceptable to Fannie Mae which policy insures against loss by fire, hazards of extended coverage and such other hazards as are provided for in the Fannie Mae Guides representing coverage in an amount not less than the lesser of (A) the maximum insurable value of the improvements securing such Mortgage Loan and (B) the outstanding principal balance of the related Mortgage Loan, but in no event an amount less than an amount that is required to prevent the Mortgagor from being deemed to be a co-insurer thereunder. All individual insurance policies contain a standard mortgagee clause naming the Company or the original holder of the Mortgage, and its successors in interest, as loss payee, and all of the premiums due and payable thereon have been paid; the Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor. Neither the Company (nor any prior originator or servicer of any of the Mortgage Loans) nor any Mortgagor has engaged in any act or omission which has impaired or would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either;

          xv. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy in a form meeting the requirements of the current guidelines of the Flood Insurance Administration (which policy conforms to Fannie Mae requirements) is in effect with respect to such Mortgaged Property with a Qualified Insurer in an amount representing coverage not less than the least of (A) the outstanding Stated Principal Balance of the Mortgage Loan, (B) the maximum insurable value of the improvements securing such Mortgage Loan or
(C) the maximum amount of insurance that is available under federal law. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

          xvi. There is no obligation on the part of the Company or any other party to make any payments with respect to the related Mortgage Loan in addition to the Monthly Payments required to be made by the applicable Mortgagor and the Mortgage Note with respect to any Mortgage Loan does not permit or obligate the Company to make future advances to the Mortgagor at the option of the Mortgagor;

          xvii. The Company has caused or will cause to be performed any and all acts required to preserve the rights and remedies of the Purchaser in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of the Purchaser;

          xviii. The Company has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage Loan;

          xix. The Mortgage File contains an appraisal of the Mortgaged Property signed prior to the final approval of the mortgage loan application by a Qualified Appraiser, approved by the Company, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae or Freddie Mac and Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated and conforms to the underwriting requirements of the Company. The appraisal is in a form acceptable to Fannie Mae or Freddie Mac and was made by a Qualified Appraiser;

          xx. None of the Mortgage Loans are simple interest Mortgage Loans;

          xxi. The trustee under each PSA is the sole owner of record and is the holder of the Mortgage Loan and the indebtedness evidenced by the Mortgage Note and the related servicing thereto and all assignments to the trustee under the PSAs have been validly recorded. Upon the sale of the Mortgage Loan to the Purchaser, and prior to the transfer of servicing to the Purchaser, the Company will retain the Mortgage File or any part thereof with respect thereto not delivered to the Purchaser or the Purchaser's designee in trust only for the purpose of servicing and supervising the servicing of the Mortgage Loan. Immediately prior to the transfer and assignment to BSC, the Residual Securities were not subject to an assignment sale or pledge to any Person other than Purchaser. Upon payment of the Securities Purchase Price for the Residual Securities by the Purchaser pursuant to this Agreement, the Company shall transfer to the Purchaser good and marketable title to the Residual Securities free and clear of any and all liens and claims (except for those not yet due and payable), encumbrances, participation interests, equities, pledges, charges or security interests of any nature and has or had full right and authority, subject to no participation of or agreement with any other Person, to sell and assign the same. The Company acquired any right, title and interest in and to the Residual Securities and the PSA Rights in good faith and without notice of any adverse claim;

          xxii. Except for not more than 2% of the Mortgage Loans, the Mortgagor has not notified the Company, and the Company has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940;

          xxiii. The Company has no knowledge of any pending action or proceeding directly involving the related Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to the use and enjoyment of such Mortgaged Property;

          xxiv. For each Mortgage Loan, the related Mortgage File is complete and contains a true, accurate and correct copy of each of the documents and instruments specified to be included therein;

          xxv. The Servicing Files shall be delivered to EMC in accordance with the terms of this Agreement;

          xxvi. No statement, tape, diskette, form, report or other document furnished or to be furnished by Company pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any statement that is or will be inaccurate or misleading in any material respect or omits to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading;

          xxvii. No fraud, negligence, or material error or omission of fact with respect to a Mortgage Loan has taken place on the part of the Company or the Mortgagor or any other party involved in the origination or servicing of the Mortgage Loan;

          xxviii. The Company or an approved LIFE Bank Correspondent (as defined in the LIFE Bank Seller's Guide) is either, and each Mortgage Loan was originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or State authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Section 203 and 211 of the National Housing Act;

          xxix. [Reserved];

          xxx. Except to the extent to which inconsistent with the PSAs, with respect to each Mortgage Loan that has a prepayment penalty feature, each such prepayment penalty is enforceable and will be enforced by the Company during the Interim Servicing Period, and each prepayment penalty is permitted pursuant to federal, state and local law. Each such prepayment penalty is in an amount equal to the maximum amount permitted under applicable law;

          xxxi. The Company has obtained a life of loan, transferable real estate tax service contract with a tax service company reasonably acceptable to Purchaser for each of the Mortgage Loans and the Company shall assign all such contracts to the Purchaser by the Servicing Transfer Date;

          xxxii. For any Mortgage Loan secured by manufactured housing, the title insurance policy for such Mortgage Loan identifies and insures the unit as part of the real property; and

          xxxiii. The Company has obtained a life of loan, transferable flood certification contract with a flood certification company reasonably acceptable to Purchaser for each of the Mortgage Loans and the Company shall assign all such contracts to the Purchaser by the Servicing Transfer Date.

                                     ANNEX D

                                    SERVICING

      COMPANY TO ACT AS SUB-SERVICER.

      The Company, as independent contract sub-servicer, shall service and administer the Mortgage Loans in accordance with the provisions of the applicable PSAs.

      REMITTANCES AND REPORTING.

      (a)   PRIOR TO THE SERVICING TRANSFER DATE

            Prior to the Servicing Transfer Date, (i) the Company shall remit to the Trustee all amounts required to be remitted on account of the Mortgage Loans by the Servicer under the applicable PSAs as required under the PSA, (ii) the Company shall remit the Servicing Fee to EMC on the Remittance Date, (iii) EMC shall remit the Sub-servicing Fee to the Company on the next succeeding Business Day after the Remittance Date and (iv) the Company shall deliver all reports required to be provided by the Servicer pursuant to the applicable PSA as required under the PSA to the Trustee, with a copy to EMC.

      (b)   AFTER THE SERVICING TRANSFER DATE.

            (i)   Mortgage Loans which are not Credit Derivative Loans.

                  (A) With respect to the Life Financial Home Loan Certificates, Series 1997-2 Residual Interest (the "1997-2 CERTIFICATE") and Life Financial Home Loan Asset-Backed Certificates Series 1997-3 Residual Interest Certificate (the "1997-3 CERTIFICATE"):

                  On the first Remittance Date after the Servicing Transfer
      Date: (a) the Company shall remit to EMC all amounts received with respect to the 1997-2 Certificate and the 1997-3 Certificate which have not previously been remitted to the Trust, (b) the Company shall remit the Servicing Fee to EMC on the Remittance Date and, on the next succeeding Business Day, EMC shall remit the Sub-servicing Fee to the Company and (c) the Company shall deliver all reports required to be provided by the Servicer pursuant to the applicable PSA to the Trustee, with a copy to EMC.

                  (B) With respect to LIFE Bank Asset-Backed Certificates, Series 1998-1 Residual Interest Certificate:

                  On the first Remittance Date after the Servicing Transfer
      Date (a) the Company shall remit to EMC an amount equal to the aggregate amount of all collections of unscheduled principal, prepayments or liquidations in excess of Servicing Advances previously remitted to the Trustee, (b) the Company shall remit the Servicing Fee to EMC on the Remittance Date and, on the next succeeding Business Day, EMC shall remit the Sub-servicing Fee to the Company and (c) the Company shall deliver all reports required to be provided by the Servicer pursuant to the applicable PSA to the Trustee, with a copy to EMC.


            (ii)  Mortgage Loans which are Credit Derivative Loans.

                  On each Remittance Date after the Servicing Transfer Date, (a) the Company shall remit all amounts required to be remitted with respect to the Credit Derivative Loans to EMC, (b) the Company shall remit the Servicing Fee to EMC on the Remittance Date and EMC shall remit the Sub-servicing Fee to the Company on the next succeeding Business Day after the Remittance Date and (c) the Company shall provide all reports required to be provided by the Servicer pursuant to the applicable PSA to EMC (provided, that with respect to the first Remittance Date after the Servicing Transfer Date the Company shall deliver all reports required to be provided by the Servicer pursuant to the applicable PSA to the Trustee, with a copy to EMC). EMC shall be responsible for making all remittances to the Trustee required under the applicable PSA in accordance with such PSA.

      The respective obligations and responsibilities of the Company, as sub-servicer, with respect to the Mortgage Loans which are not Credit Derivative Loans, shall terminate at the expiration of the Interim Servicing Period (except as set forth herein) unless terminated on an earlier date at the option of EMC or pursuant to Section 18. In no event shall any termination fee be due the Company in connection with any termination. Upon request from EMC in connection with any such termination, the Company shall prepare, execute and deliver, any and all documents and other instruments, place in the EMC's possession all Servicing Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete related documents, to prepare notices to the mortgagors and related insurance companies, or otherwise, at the Company's sole expense. The Company agrees to cooperate with EMC and such successor in effecting the termination of the Company's responsibilities and rights hereunder as sub-servicer, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Company to the custodial accounts, or other accounts established in connection with servicing the Mortgage Loans under the PSAs or thereafter received with respect to the Mortgage Loans. The Company shall not be entitled to any termination or transfer fee.

                            SERVICING TRANSFER INSTRUCTIONS

                            EMC MORTGAGE CORPORATION

PRELIMINARY DATA


The following preliminary data includes information which EMC requests be provided prior to the Servicing Transfer Date:

1. List of transaction codes, stop codes and any other codes necessary to read your reports, loan histories, etc.

2. Loan number cross-reference of your loan number to prior servicer's loan number.

3. An insurance report with a primary sort by payee and a secondary sort by premium due date. Include the following information: loan number, name, type, payee, premium due date, disbursement amount, type pay (escrowed/non-escrowed) and policy number.

4. A tax report with primary sort by payee and a secondary sort by disbursement due date. Include the following information: loan number, name, type, payee, term, disbursement due date, disbursement amount, type pay (escrowed/non-escrowed) and tax service.

5. A PMI insurance report with a primary sort by payee and a secondary by premium due date. Include the following information: loan number, name, payee, term, disbursement due date, disbursement amount and type pay (escrowed/non-escrowed).

6. An ARM report with a primary sort by basis code or index and a secondary sort by next P&I change date. Include the following: loan number, due date, loan balance, basis code, base rate, original rate, current interest rate, interest rate period, next interest rate change date, new rate, original P&I amount, current P&I amount, P&I period, next P&I change date and new P&I amount.

7. A list of all tax and hazard insurance payees, sorted by your payee code, for all loans included in the transfer. This list must include the insurance company or taxing authority, along with their respective mailing addresses and telephone numbers. (Service Release Workstation report #
      2EH)

8. A test tape (Master Records and ARM Deconversion Tapes - THE ARM DECONVERSION TAPE MUST BE REQUESTED FROM ANGELA HOFF AT ALLTEL - (904) 854-5299) and file layout. The date of the tape will be decided after the settlement. Also, a trial balance as of the tape date including the following information: loan number, name, property address, due date, loan balance, escrow balance, escrow advance balance, suspense balance, P&I, and total payment. Please total all monetary fields and provide loan count.

9. A report as of the same date of the test tape that lists loans with optional insurance and the monthly payment amount for optional insurance. Please provide a total. EMC doesn't offer optional insurance.

10. Fifteen days prior to the Servicing Transfer Date, provide EMC with a copy of the notification letter sent to the mortgagor advising them of the transfer. Attached is an example of the letter which EMC recommends be used. The good-bye letter used must be approved by EMC. Copies of each letter must be filed in the Servicing Files or shipped at the time of the transfer.

11. If you are unable to produce the reports requested and you are a CPI client, please produce the following system generated reports:

      P14S   ARM Loans by Investor and Basis Code
      P157   Hazard Insurance Status by Investor
      P46Q   PMI Loan Report by Investor
             CPI Tax Report Writer by Investor and sorted by payee

FINAL TRANSFER DATA


The final transfer data must be received within five (5) business days after the Servicing Transfer Date.

1. EACH LOAN IS TO BE RELEASED WITH THE ACTUAL PRINCIPAL BALANCE AND DUE DATE AT THE TIME OF THE SERVICING TRANSFER DATE.

2. The final tape(s) (MASTER RECORDS AND ARM DECONVERSION TAPES - THE ARM DECONVERSION TAPE MUST BE REQUESTED FROM ANGELA HOFF AT ALLTEL - (904) 854-5299) as of the Servicing Transfer Date must be sent via overnight within 3 business days of the Servicing Transfer Date.

3. A list of all tax and hazard insurance payees, sorted by your payee code, for all loans included in the transfer.

4. A portfolio trial balance on diskette as of the Servicing Transfer Date, must be sent via overnight delivery to the attention of Trish Jarzombek to facilitate verification of the Cut-Off date balances. The trial balance should include the following information: Loan number, name, due date, unpaid principal balance, escrow balance, escrow advance balance, suspense balance, P & I, corporate advances, and total payment. Please total all monetary fields and provide loan count. THE REQUESTED REPORTS IN HARD COPY FORMAT AND ON DISKETTE IN EXCEL OR LOTUS FORMAT (OR SOMETHING CONVERTIBLE) ARE P10N, P161, P4TB, AND P4CJ. ALL OTHER SERVICE RELEASE WORKSTATION REPORTS AVAILABLE ON HARD COPY.

5. Send all investor cutoff reports as identified in the `Remittance of Funds' section below.

6 Mortgagors must be instructed to make their future mortgage payments to the following address until they receive their payment coupon:

                           EMC Mortgage Corporation
                           P.O. Box 225749
                           Dallas, Texas  75222-5749

      Under separate cover, the mortgagors will be provided with a monthly billing statement with a payment coupon and return envelope.

Any payment received by the previous servicer after the Servicing Transfer Date must be endorsed to EMC Mortgage Corporation and sent via overnight delivery to the attention of Trish Jarzombek. Please date stamp all correspondence.

NOTE: AT YOUR OPTION, YOU MAY PROVIDE EMC WITH A LIMITED POWER OF ATTORNEY,
      ALLOWING EMC TO ENDORSE CHECK(S) SENT TO THEM IN ERROR.

SPECIAL LOANS


1. Provide an ARM report with a primary sort by basis code or index and a secondary sort by next P&I change date. Include the following: loan number, due date, loan balance, basis code, base rate, original rate, current interest rate, interest rate period, next interest rate change date, new rate, original P&I amount, current P&I amount, P&I period, next P&I change date and new P&I amount.

2. Copies of all ARM change notification letters to the homeowner will be made available upon request from Purchaser.

3. Provide a Balloon report including the following information: loan number, loan balance, first payment date, balloon date and current due date.

4. Include and maintain in the Servicing File, with respect to each loan with Ground Rents, copies of any bills or correspondence with respect to Ground Rents.

5.    Provide a report of any Texas Home Equity Loans.

6.    Provide a report of any loans originated in Wisconsin.

7. Provide a report of all loans that contain a prepayment penalty provision, to include the prepayment penalty code and a legend detailing the calculation required for each code.

8. Provide a list of loans for which flood insurance is required. The report reflecting the flood certificate numbers for each loan and type of service (i.e., life of loan).

9. Provide a file (electronic format) from the Flood Determination companies which includes loan number, flood determination date, flood zone, contract number, map number, community number and panel number.

PMI INSURANCE


You will be responsible for paying all monthly and annual premiums due within 30 days after the Servicing Transfer Date otherwise you must provide EMC with the renewal billings for such premium payments. In addition, please provide EMC with the following:

1. A listing of loans with PMI coverage, indicating the names of the insurance carrier, and attaching thereto a copy of primary mortgage insurance certificate.

2. Evidence of the mortgage insurer's approval of the transfer of the loan and its' commitment to continue insuring the transferred loan or a copy of the Master Policy evidencing that loan transfers are permitted without prior approval of the mortgage insurer.

3. A copy of each notification letter sent to each PMI carrier advising it of the change in the servicer. In addition to indicating the change in the servicer, the notification must also instruct the PMI carrier to forward all future renewal billings to:

                           EMC Mortgage Corporation
                           PMI Department
                           P.O. Box 141358
                           Irving, Texas  75014-1358

4. A detailed listing of any unpaid premiums or special problems as of the Servicing Transfer Date.

5. With respect to each loan from the LIFE Bank Asset-Backed Certificates, Series 1998-1 transaction, a listing of each loan which does not have PMI coverage and which has a loan to value ratio of 80% or greater.

HAZARD INSURANCE


1. Provide EMC with a listing of expired policies or unpaid premiums as of the Servicing Transfer Date. You must pay all bills received in your office prior to the final Servicing Transfer Date.

2. A listing of all loans which have temporary binder coverage as of the Servicing Transfer Date.

3. A listing of all loans which have been placed on forced placed policies as of the Servicing Transfer Date.

4. Information regarding who your forced placed carrier is along with the address, telephone number and a contact person.

5. Provide EMC with a copy of each notification letter sent to each insurance carrier and insurance agent requesting a change in the mortgagee clause for each loan. The mortgagee clause should be changed to read as follows:

                       EMC Mortgage Corporation
                       Its Successors and/or Assigns
                       P.O. Box 141358
                       Irving, Texas  75014-1358

6. Any pending loss draft funds should be identified and shipped to the attention of Trish Jarzombek. Any such files must be identified with your loan number and shipped in loan number order.

 TAX INFORMATION


1. Provide EMC with a copy of each notification letter sent to each tax service agency advising it of the transfer of servicing. If First American is the tax service company, the tax contract should be transferred. If the contract is with any other tax service, it should be canceled.

2. As of the Servicing Transfer Date, provide EMC with a detailed report sorted by state including loan number, payee code and tax parcel number for: (a) all delinquent taxes and (b) all taxes unpaid and due within thirty (30) days of the Servicing Transfer Date.

3. Provide a detailed report of any outstanding tax problems including the appropriate correspondence and explanation of the situation as of the Servicing Transfer Date.

4. Provide listing of all open tax items in your loan number order as of the Servicing Transfer Date.

5. Provide EMC with a tax data file from tax servicer in electronic format which includes the contract #, tax payee, disbursement date, disbursement amount & type of service. (if from Transamerica, provide AB48 file -Lien Level Audit File, if from Fidelity, corresponding file as the Transamerica tape).

PAYOFF INFORMATION


Provide a copy of all payoff statements issued within the past 60 days on any loans included in the sale will be provided upon request by Purchaser. The statement must reflect your account number and be in account number order.

ESCROW ANALYSIS


1. To comply with RESPA, copies of the last escrow analysis for each loan MUST be sent to Trish Jarzombek. They must be identified with your loan number and be in account number order.

2. Provide EMC with a schedule of when you analyze, each state's escrow requirement and an explanation of those states not analyzed as indicated on the schedule.

3. Provide EMC with a copy of the Closing Escrow Account Statement - short year for each loan.

CUSTOMER SERVICE ISSUES


Any unresolved or pending customer service issues should be documented and sent overnight to the attention of Trish Jarzombek. The documentation must include your account number and be shipped in loan number order.

COLLECTIONS


1. As of the cutoff date, please prepare a delinquency report for all loans specifying those loans which are delinquent 30+, 60+, 90+ , 120+, in foreclosure and bankruptcy. The report must include the loan number, mortgagor name, next payment due date, principal balance, escrow balance and payment amount.

2. The complete foreclosure, bankruptcy or REO file must be sent overnight to Trish Jarzombek on the Servicing Transfer Date. The files must provide all information necessary to service the loan through completion of the related proceeding.

INVESTOR ACCOUNTING


Provide any information regarding reconciliation differences in your custodial account(s) that could affect the loans being transferred to EMC.

REMITTING OF FUNDS


1. You must remit all funds due EMC for escrow, insurance claims, suspense amount, etc. The funds must be wired to:

                  Chase Bank of Texas
                  For Credit to:  EMC Mortgage Corporation
                  ABA # 113000609
                  For Credit to Account # 07001227347
                  Attn:  Trish Jarzombek & "what funds are for"

2. The foregoing funds must be remitted to EMC within five (5) business days of the Servicing Transfer Date.

3.    Please call Trish Jarzombek or Diane Zavala upon sending the wire.

4. A listing of how the funds should be posted is due to EMC within five (5) business days of the Servicing Transfer Date.

5. Funds (from Section II, Custodial Account Analysis) must be wired to the following account within ten (10) business days of the Servicing Transfer Date.

      Chase Bank of Texas
      For Credit to : EMC Mortgage Corporation
      ABA # 113000609
      For credit to Account # 07001224500
      Attention: Bock Snyder


6. Investor reports must be as of month end. Reports (as listed below) must be in EMC's office by the fifth business day after the Servicing Transfer Date.

      THE FOLLOWING SYSTEM GENERATED REPORTS SHOULD BE SENT IN HARD COPY AND DISKETTE FORMS (EXCEL OR LOTUS IF POSSIBLE, OR SOMETHING CONVERTIBLE TO EXCEL OR LOTUS):

                  Monthly Summary Report and Certification (with attachments) Memo detailing Cut-off Adjustments
                  Monthly Remittance Report
                  Loan Level Detail Advance Report
                  Verification of Investor Interest
                  Norwest Investor Report (with adjusted totals)
                  Securitization Weighted Average Remaining Term
                  Trial Balance
                  Investor Collection Report
                  Investor Loan Exception Report

                  Investor Loan Rate Change Report
                  Last Investor Bank Account Reconciliations

GENERAL INFORMATION


1. The Servicing Files must be boxed in loan number order with an inventory sheet and boxes must be numerically labeled (Box 1 of 100, box 2 of 100, etc.). ALL SERVICING FILES MUST BE RECEIVED BY EMC NO LATER THAN 5 DAYS PRIOR TO SERVICING TRANSFER DATE. All documentation must be received by EMC within five (5) business days of the SERVICING TRANSFER DATE. Please have the documentation shipped via courier to the following street address:

                           EMC Mortgage Corporation
                           909 Hidden Ridge Drive #200
                           Irving, Texas 75038
                           ATTN: Trish Jarzombek

2. Please provide EMC with a copy of the Master Records Status report (T-309) with histories (PHST screen - Customer Account Activity Statement) for each loan for the past two (2) years. If possible, paper copies of the histories can be provided instead of microfiche copies. The histories must provide EMC with loan number, due date, transaction date, type of transaction (payment, disbursement, etc.).

3. You will be responsible for mailing the mortgagor's year-end statements reflecting loan activity during the time you serviced each loan. Provide a copy of the year-end statement sent to those mortgagors whose loans were included in this transfer upon request from the Purchaser. The year-end statements must be identified with your account number and be shipped in loan number order.

4. You will be responsible for depositing to the mortgagors' escrow account and reporting to the IRS any interest paid on the escrow accounts.

5. Daily "hot boxes" must be shipped to Trish Jarzombek via overnight delivery service. The "hot box" must include documentation outlined in these servicing transfer instructions or required by the Servicing Transfer and Interim Servicing Agreement. In addition, the "hot box" must contain items you receive after the SERVICING TRANSFER DATE, such as tax bills, payments, renewal notice, etc. Please have all items categorized and placed in separate manila envelopes, labeled so as to identify their contents and place them inside the "hot box". These procedures will ensure timely processing of the items by the various departments. All items, including the "hot box", must be accompanied by a detailed transmittal of their contents. The daily "hot boxes" must be shipped to the address stated above.

      ALL ITEMS, INCLUDING THE "HOT BOXES", MUST BE ACCOMPANIED BY A DETAILED TRANSMITTAL OF THEIR CONTENTS.

EMC
MORTGAGE
CORPORATION
                                    CONTACTS

ACQUISITIONS

DEBBIE MILLER, SVP         ACQUISITIONS                       (972) 444-2832

TRICIA JARZOMBEK, VP       ACQUISITION  MANAGER               (972) 444-2839

FRANKIE FREELAND           ACQUISITION ASST MANAGER           (972) 444-4840

DIANE ZAVALA               ACQUISITION SUPERVISOR             (972) 402-7362

COLLATERAL DOCUMENTS

JANAN WEEKS, VP            LOAN DELIVERY MANAGER              (972) 444-2809

BARBARA RUSSELL, AVP       ASSISTANT MANAGER                  (972) 444-2868

SERVICING

SUE STEPANEK, SVP          SERVICING MANAGER                  (972) 444-2854

JENNA COTTLE, VP           ASST. SERVICING MANAGER            (972) 444-2845

TED ROSENBERG, SVP         DEFAULT CONTROL MANAGER            (972) 444-2805

LINDA MILLER, VP           MANAGER/PROJECT MANAGEMENT         (972) 444-2867

DICK MOISE, AVP            REO ASST. MANAGER                  (972) 444-2626

TED KORZENSKI, VP          DEFAULT MANAGER                    (972) 444-4828

SAMPLE GOODBYE LETTER

[TODAY'S DATE]


[BORROWER]
[CO-BORROWER]
[MAILING ADDRESS]
[MAILING ADDRESS]  [ZIP]


RE:  LOAN NUMBER:[LOAN NUMBER]

DEAR MORTGAGOR(S) :

THIS LETTER IS TO NOTIFY YOU THAT THE SERVICING OF YOUR REAL ESTATE LOAN, MEANING THE RIGHT TO COLLECT PAYMENTS FROM YOU, WHICH IS CURRENTLY HELD BY [SERVICER] IS BEING TRANSFERRED AS OF [SERVICING TRANSFER DATE] TO EMC MORTGAGE CORPORATION ["EMC"]. OUR RECORDS AS OF [TODAY'S DATE] INDICATE THAT YOUR NEXT PAYMENT IS DUE [DUE DATE]. EFFECTIVE [SERVICING TRANSFER DATE], PLEASE DIRECT YOUR PAYMENT TO YOUR NEW SERVICER.

[SERVICER] WILL CEASE TO ACCEPT PAYMENTS RECEIVED AFTER [SERVICING TRANSFER DATE] AND WILL FORWARD THEM TO YOUR NEW SERVICER. IF YOU ARE MAKING PAYMENTS THROUGH OUR MONTHLY AUTOMATIC PAYMENT SYSTEM, THIS SERVICE WILL BE DISCONTINUED ON [SERVICING TRANSFER DATE]. PLEASE SEND A PERSONAL CHECK OR MONEY ORDER TO EMC FOR FUTURE PAYMENTS. EMC DOES OFFER AN AUTOMATIC PAYMENT DRAFTING SERVICE. IF YOU WISH TO USE THIS SERVICE, PLEASE CONTACT EMC TO OBTAIN THE NECESSARY INFORMATION. IF YOUR ACCOUNT IS DELINQUENT, YOUR NEW SERVICER WILL CONTACT YOU.

AFTER THE SERVICING TRANSFER DATE OF [SERVICING TRANSFER DATE], IF YOU HAVE ANY QUESTIONS PLEASE CONTACT:

         EMC MORTGAGE CORPORATION           EMC MORTGAGE CORPORATION
         P. O. BOX 225749                   909 HIDDEN RIDGE DRIVE #200
         DALLAS, TEXAS 75222-5749           IRVING, TEXAS 75038

         CUSTOMER SERVICE HOURS; 7:30 - 6:00 CST
         TOLL FREE NUMBER 800-723-3004

YOUR NEW SERVICER WILL BE SUPPLYING YOU WITH A MONTHLY BILLING STATEMENT AND INSTRUCTIONS FOR MAKING PAYMENTS TO THEM. IF YOU HAVE NOT RECEIVED YOUR BILLING STATEMENT PRIOR TO THE SERVICING TRANSFER DATE, MAKE YOUR CHECK PAYABLE TO EMC MORTGAGE CORPORATION, INCLUDE YOUR [SERVICER] LOAN NUMBER AND FORWARD TO THE ADDRESS LISTED ABOVE.

IF YOU CURRENTLY HAVE LIFE, ACCIDENTAL DEATH, AND/OR DISABILITY INSURANCE, PLEASE CONTACT YOUR AGENT TO CONTINUE COVERAGE. EMC DOES NOT OFFER OPTIONAL INSURANCE. EMC WILL LOWER YOUR MONTHLY PAYMENT AMOUNT BY YOUR INSURANCE PREMIUM.

IN JANUARY 2000, [SERVICER] WILL SEND YOU A FINAL STATEMENT FOR INCOME TAX PURPOSES, WHICH WILL SHOW YOUR 1999 ACCOUNT INFORMATION WHILE YOUR LOAN WAS SERVICED BY [SERVICER]. EMC WILL SEND YOU A STATEMENT IN JANUARY 2000, WHICH WILL SHOW YOUR 1999 ACCOUNT INFORMATION.

THE TRANSFER OF SERVICING IS COMMON IN THE LOAN INDUSTRY. EXCEPT IN LIMITED CIRCUMSTANCES, THE LAW REQUIRES THAT [SERVICER] SEND YOU THIS NOTICE AT LEAST 15 DAYS BEFORE THE EFFECTIVE DATE OF TRANSFER. EMC MUST ALSO SEND YOU THIS NOTICE NO LATER THAN 15 DAYS AFTER THE EFFECTIVE DATE. THIS TRANSFER DOES NOT AFFECT ANY TERM OR CONDITION OF THE MORTGAGE LOAN DOCUMENTS, OTHER THAN THE TERMS DIRECTLY RELATED TO THE SERVICING OF YOUR LOAN.

THE FIRE AND OR HOMEOWNERS INSURANCE POLICIES CURRENTLY CARRIED ON YOUR PROPERTY WILL BE TRANSFERRED TO YOUR NEW SERVICER AND WILL REMAIN IN FULL FORCE. THIS TRANSFER WILL NOT AFFECT THE PAYMENT OF YOUR INSURANCE RENEWAL PREMIUMS AND TAXES. IF YOU HAVE ANY QUESTIONS WHILE YOUR LOAN IS IN TRANSITION, PLEASE WRITE TO OUR CUSTOMER SERVICE DEPARTMENT OR CALL OUR TOLL FREE NUMBER [SERVICER'S TOLL FREE NUMBER].

YOU SHOULD ALSO BE AWARE OF THE FOLLOWING INFORMATION, WHICH IS SET OUT IN MORE DETAIL IN SECTION 6 OF THE REAL ESTATE SETTLEMENT PROCEDURES ACT (RESPA) (12 U.S.C. 2605):

DURING THE 60-DAY PERIOD FOLLOWING THE EFFECTIVE DATE OF THE TRANSFER OF THE LOAN SERVICING, A LOAN PAYMENT RECEIVED BY [SERVICER] BEFORE ITS DUE DATE MAY NOT BE TREATED BY EMC AS LATE, AND A LATE FEE MAY NOT BE IMPOSED ON YOU.

SECTION 6 OF RESPA (12 U.S.C. 2605) GIVES YOU CERTAIN CONSUMER RIGHTS. IF YOU SEND A "QUALIFIED WRITTEN REQUEST" TO YOUR LOAN SERVICER THEY MUST PROVIDE YOU WITH A WRITTEN ACKNOWLEDGMENT WITHIN 20 BUSINESS DAYS OF RECEIPT OF YOUR REQUEST. A "QUALIFIED WRITTEN REQUEST" IS A WRITTEN CORRESPONDENCE, OTHER THAN NOTICE ON A PAYMENT COUPON OR OTHER PAYMENT MEDIUM SUPPLIED BY THE SERVICER, WHICH INCLUDES YOUR NAME AND ACCOUNT NUMBER, AND YOUR REASONS FOR THE REQUEST. IF YOU WANT TO SEND A "QUALIFIED WRITTEN REQUEST" REGARDING THE SERVICING OF YOUR LOAN, IT MUST BE SENT TO THIS ADDRESS:

                           EMC MORTGAGE CORPORATION
                           909 HIDDEN RIDGE DRIVE #200
                           IRVING, TEXAS 75038
                           (800) 723-3004

NO LATER THAN 60 BUSINESS DAYS AFTER RECEIVING YOUR REQUEST, YOUR SERVICER MUST MAKE ANY APPROPRIATE CORRECTIONS TO YOUR ACCOUNT AND MUST PROVIDE YOU WITH A WRITTEN CLARIFICATION REGARDING ANY DISPUTE. DURING THIS 60-BUSINESS DAY PERIOD, YOUR SERVICER MAY NOT PROVIDE INFORMATION TO A CONSUMER REPORTING AGENCY CONCERNING ANY OVERDUE PAYMENT RELATED TO

SUCH PERIOD OR QUALIFIED WRITTEN REQUEST. HOWEVER THIS DOES NOT PREVENT THE SERVICER FROM INITIATING FORECLOSURE IF PROPER GROUNDS EXIST UNDER THE MORTGAGE DOCUMENTS.

A BUSINESS DAY IS A DAY ON WHICH THE OFFICES OF THE BUSINESS ENTITY ARE OPEN TO THE PUBLIC FOR CARRYING ON SUBSTANTIALLY ALL OF ITS BUSINESS FUNCTIONS.

SECTION 6 OF RESPA ALSO PROVIDES FOR DAMAGES AND COST FOR INDIVIDUALS IN CIRCUMSTANCES WHERE SERVICERS ARE SHOWN TO HAVE VIOLATED THE REQUIREMENTS OF THAT SECTION. YOU SHOULD SEEK LEGAL ADVICE IF YOU BELIEVE YOUR RIGHTS HAVE BEEN VIOLATED.

THANK YOU FOR YOUR PAST BUSINESS.

SINCERELY,


[SERVICER]
[TITLE]

CC:      EMC MORTGAGE CORPORATION



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


                                     SAMPLE
                              ATTORNEY NOTIFICATION
                                     LETTER

[DATE]


SIMMON & SIMMON ATTORNEY OFFICE
123 MAIN STREET
DALLAS, TX 78321

RE:      ABC MORTGAGE LN #:  123456
         MORTGAGOR(S):                     JOHN DAVIDSON
         PROPERTY ADDRESS:                 455 DARRINTON AVE
                                           FREEPORT, TX 78333

         ATTORNEY FILE
         NO/REFERENCE:                     F1342-43321-99

YOUR FIRM IS CURRENTLY HANDLING A (FORECLOSURE AND/OR BANKRUPTCY) CASE FOR US ON THIS LOAN. PLEASE BE ADVISED THAT THE SERVICING OF THIS LOAN WILL TRANSFER ON (SERVICING TRANSFER DATE) TO:

                                     EMC MORTGAGE CORPORATION
                                     P. O. BOX 141358
                                     IRVING, TX  75014-1358

PLEASE SEND ALL CORRESPONDENCE TO THE NEW SERVICER FOLLOWING THE SERVICING SERVICING TRANSFER DATE.

ABC MORTGAGE IS RESPONSIBLE FOR PAYING ALL FEES AND COSTS INCURRED PRIOR TO (CUTOFF DATE). SUBMIT YOUR INVOICE TO ABC MORTGAGE COVERING THIS TIME FRAME IMMEDIATELY. ANY AMOUNTS INCURRED AFTER (CUTOFF DATE) SHOULD BE BILLED TO THE NEW SERVICER.

SINCERELY,

ABC MORTGAGE

                                                            EXHIBIT 1 TO ANNEX D

For purposes of this ANNEX D, "Mortgage File" shall mean the items pertaining to a particular Mortgage Loan referred to below, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

CONTENTS OF EACH MORTGAGE FILE:

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and which shall be delivered to the Purchaser or its designee:

      1.    Mortgage Loan Documents.

      2.    Residential loan application.

      3.    Mortgage Loan closing statement.

      4.    Verification of employment and income, if applicable.

      5. Verification of acceptable evidence of source and amount of down payment, if applicable.

      6.    Credit report on Mortgagor.

      7.    Residential appraisal report.

      8.    Photograph of the Mortgaged Property.

      9. Survey of the Mortgaged Property, only where required by the Company.

      10. Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

      11. All required disclosure statements and statement of Mortgagor confirming receipt thereof.

      12. If available, termite report, structural engineer's report, water potability and septic certification.

      13.   Sales Contract, if applicable.

      14.   Hazard insurance policy.



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

      15. Insurance claim files, correspondence, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

      16.   Amortization schedule, if available.

      17. Payment history for each Mortgage Loan from its origination date through the Closing Date.

                                     ANNEX E

                               MORTGAGE LOAN DATA

                                   LIFE BANK,

                                  as Assignor,

                                       and

                            EMC MORTGAGE CORPORATION,

                                  as Assignee,


                       ASSIGNMENT AND ASSUMPTION AGREEMENT


                          Dated as of January 27, 2000

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

          This Assignment and Assumption Agreement (this "Agreement") is executed as of January 27, 2000, by and between LIFE BANK, ("Assignor") and EMC Mortgage Corporation, a Delaware corporation ("Assignee").

          WHEREAS, Assignor is a party to those agreements indicated on Exhibit A attached hereto (the "Servicer Agreements"), pursuant to which the Assignor, in its capacity as servicer (in such capacity, the "Servicer") under such Servicer Agreements, has agreed to service certain mortgage loans as specified therein.

          WHEREAS, the Assignor, the Assignee and Bear, Stearns & Co. Inc. are parties to that certain Letter Agreement dated as of December 31, 1999 (the "Letter Agreement").

          WHEREAS, in connection with the transactions contemplated by the Letter Agreement, Assignor seeks to assign and transfer all of its rights and obligations as Servicer under the Servicer Agreements to Assignee and Assignee seeks to succeed to all of such rights and assume all of such obligations on the terms and conditions hereinafter set forth.

          WHEREAS, in order to effectuate the assignment and assumption contemplated hereunder, the consent of the parties listed on Schedule I attached hereto (the "Consenting Parties") is required, and the Consenting Parties are willing to consent on the terms and conditions hereinafter set forth.

          NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

          1. Assignor hereby assigns and transfers to Assignee, and Assignee hereby accepts and assumes, all of Assignor's rights, duties, commitments and obligations as Servicer under the Servicer Agreements (the "Servicer Obligations"), including, but not limited to, any of Assignor's rights, duties, commitments and obligations with respect to administration and compliance of the trust fund or funds created thereunder in accordance with the "real estate mortgage investment conduit" rules and regulations of the Internal Revenue Code of 1986, as amended and any indemnification obligations of the Servicer relating to acts, omissions or liabilities of the Servicer arising from and after the Effective Date. It is expressly agreed that Assignor is not assigning, but instead reserving, the obligations of the Servicer on and before the Effective Date as more particularly described in paragraph 3 below.

          2. The Consenting Parties hereby approve of, and consent to, the assignment and assumption set forth in paragraph 1 hereof. The Consenting Parties hereby release Assignor from any and all obligations and liabilities in its capacity as Servicer that arise after the Effective Date of this Agreement under or in connection with the Servicer Agreements.

          3. All claims against and liabilities (or actions or omissions giving rise to claims against and liabilities) of the Servicer under the Servicer Agreements arising on or before the Effective Date shall be the responsibility of Assignor and all claims against and liabilities (or actions or omissions giving rise to claims against and liabilities) of the Servicer under the Servicer Agreements arising after the Effective Date shall be the responsibility of Assignee.


          4. This Agreement shall be effective on the date (the "Effective Date") that is the later of (i) the date upon which all of the Consenting Parties have consented to this Agreement or (ii) February 29, 2000, or such other date determined by the Assignor and Assignee under the Letter Agreement which in no event shall be later than March 31, 2000 (the "Servicing Transfer Date").

          5. The Assignee agrees that all fees and reimbursements due and owing to the Servicer under the Servicer Agreements (including, but not limited to, reimbursement of any advances made by the Servicer pursuant to the terms of the Servicer Agreements and the right to any servicing fee) prior to the Effective Date but remaining outstanding after the Effective Date shall be paid or reimbursed to the Assignor in accordance with the terms of the Servicer Agreements.

          6. Each of Assignor and Assignee agrees to indemnify the other for any responsibilities under paragraph 3 above and for any other breach of the terms of this Agreement.

          7. This Agreement shall be governed by New York law. This Agreement constitutes the complete agreement of the parties relating to the subject matter hereof and supersedes any prior agreements or understandings. This Agreement may not be amended unless agreed upon in writing by the parties and the Consenting Parties. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute but one and the same instrument. The provisions of this Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns.

          8. In connection with the transfer of servicing from Assignor to Assignee, Assignor agrees to cooperate with Assignee and Consenting Parties in effecting the transfer of the servicing obligations under the Servicer Agreements, of all records (electronic and otherwise) with respect to the mortgage loans relating to the Servicer Agreements and of all amounts (cash or otherwise) that shall at the time be held by Assignor for deposit, or have been deposited by Assignor, in any account, or thereafter received with respect to any of the mortgage loans relating to the Servicer Agreements, and prior to transfer thereof, any such amounts shall be held in trust by Assignor on behalf of the related trustee.

          9. Assignor agrees to pay all reasonable costs and expenses of the Consenting Parties (including without limitation, attorneys' fees and expenses) associated with this Agreement and the transfer of servicing to the Assignee.

          10. The Consenting Parties shall be express third party beneficiaries to this Agreement and shall be entitled to rely upon and directly enforce the provisions hereof (other than with respect to paragraph 6).

          11. The Assignee hereby represents and warrants, as of the date hereof and as of the Effective Date, as follows:

         (a) DUE ORGANIZATION AND QUALIFICATION. The Assignee is a corporation, duly organized, validly existing and in good standing under the laws of Delaware. The Assignee is duly qualified to do business, is in good standing and has obtained all licenses, permits, charters, registrations and approvals (together, "approvals") necessary for the conduct of its business as currently conducted and the performance of its obligations hereunder and under the Servicer Agreements, in each jurisdiction in which the failure to be so qualified or to obtain such approvals would render this Agreement or any Servicer Agreement unenforceable in any respect or would have a material adverse effect upon the transactions contemplated by this Agreement and the Servicer Agreements.

         (b) POWER AND AUTHORITY. The Assignee has all necessary corporate power and authority to conduct its business as currently conducted and to execute and deliver this Agreement and to perform its obligations hereunder and under the Servicer Agreements and to consummate the transactions contemplated by this Agreement and the Servicer Agreements.

        (c) DUE AUTHORIZATION. The execution, delivery and performance of this Agreement and the performance of the Servicer's obligations under the Servicer Agreements by Assignee have been duly authorized by all necessary corporate action and do not require any additional approvals or consents, or other action by or any notice to or filing with any person, including, without limitation, any governmental entity or the Assignee's stockholders, which have not previously been obtained or given by the Assignee.

        (d) NONCONTRAVENTION. None of the execution and delivery of this Agreement by the Assignee, the consummation of the transactions contemplated hereby and by the Servicer Agreements or the satisfaction of the terms and conditions hereof and of the Servicer Agreements (i) conflicts with or results in any breach or violation of any provision of the certificate of incorporation or bylaws of the Assignee or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to the Assignee or any of its material properties or (ii) constitutes a default by the Assignee under or a breach of any provision of any loan agreement, mortgage, indenture or other agreement or instrument to which the Assignee is a party or by which any of its properties, which are individually or in the aggregate material to the Assignee, is or may be bound or affected.

        (e) LEGAL PROCEEDINGS. There is no action, proceeding or investigation by or before any court, governmental or administrative agency or arbitrator against or affecting the Assignee or any of its subsidiaries, or any properties or rights of the Assignee or any of its subsidiaries, pending or, to the Assignee's knowledge after reasonable inquiry, threatened, which, in any case, could reasonably be expected to result in a material adverse change in the business, financial condition or results of operation or properties of Assignee or the ability of Assignee to perform its obligations hereunder or under the Servicer Agreements (a "Material Adverse Change").

         (f) VALID AND BINDING OBLIGATIONS. This Agreement and the Servicer Obligations set forth in the Servicer Agreements constitute the legal, valid and binding obligations of the Assignee, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equitable principles and public policy considerations as to rights of indemnification for violations of federal securities laws.

        (g) FINANCIAL STATEMENTS. The financial statements of the Assignee, copies of which have been furnished to MBIA Insurance Corporation (the "Insurer"), (i) are, as of the dates and for the periods referred to therein, complete and correct in all material respects,
            (ii) present fairly the financial condition and results of operations of the Assignee as of the dates and for the periods indicated and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied, except as noted therein (subject as to interim statements to normal year-end adjustments). Since the date of the most recent financial statements, there has been no Material Adverse Change in respect of the Assignee. Except as disclosed in the financial statements, the Assignee is not subject to any contingent liabilities or commitments that, individually or in the aggregate, have a possibility of causing a Material Adverse Change in respect of the Assignee.

         (h) COMPLIANCE WITH LAW, ETC. No practice, procedure or policy employed, or proposed to be employed, by the Assignee in the conduct of its business violates any law, regulation, judgment, agreement, order or decree applicable to any of them that, if enforced, could reasonably be expected to result in a Material Adverse Change with respect to the Assignee. The Assignee is not in breach of or in default under any applicable law or administrative regulation of its respective jurisdiction of incorporation, or any department, division, agency or instrumentality thereof or of the United States or any applicable judgment or decree or any loan agreement, note, resolution, certificate, agreement or other instrument to which the Assignee is a party or is otherwise subject which, if enforced, would have a material adverse effect on the ability of the Assignee to perform its respective obligations under this Agreement and the Servicer Agreements.

        (i) ACCURACY OF INFORMATION. None of the written information relating to the operations of the Assignee (including servicing of loans) or the financial condition of the Assignee (collectively, the "Documents"), as amended, supplemented or superseded, furnished to the Insurer by the Assignee contain any statement of a material fact by the Assignee which was untrue or misleading in any material adverse respect when made. The Assignee has no knowledge of circumstances that could reasonably be expected to cause a Material Adverse Change with respect to the Assignee. Since the furnishing of the Documents, there has been no change, development or event involving a prospective change known to the Assignee that would render any of the Documents untrue or misleading in a material respect.

        (j) SOLVENCY. The Assignee is solvent and will not be rendered insolvent by the transactions contemplated by this Agreement and the Servicer Agreements and, after giving effect to such transactions, the Assignee will not be left with an unreasonably small amount of capital with which to engage in its business, and the Assignee does not intend to incur, or believe that it has incurred, debts beyond its ability to pay as they mature. The Assignee does not contemplate the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of the Assignee or any of its assets.

The parties hereto and the Consenting Parties agree that, as of the Effective Date, the representations and warranties of the Assignee contained herein shall be considered the representations and warranties of the Servicer for all purposes of the Servicer Agreements.

          IN WITNESS WHEREOF, the Assignor and the Assignee have executed this Agreement as of the date first written above.

LIFE BANK, as Assignor


By:
   ---------------------------------
Its:
    --------------------------------

EMC MORTGAGE CORPORATION, as Assignee


By:
   ---------------------------------
Its:
    --------------------------------

                                    EXHIBIT A


                               Servicer Agreements

1. Pooling and Servicing Agreement, dated as of August 31, 1998, among Morgan Stanley ABS Capital I Inc., Life Bank, Life Investment Holdings, Inc. and Norwest Bank Minnesota, National Association

2. Custodial Agreement, dated as of August 31, 1998, among Morgan Stanley ABS Capital I Inc., Life Bank, Life Bank, Life Investment Holdings, Inc. and Norwest Bank Minnesota, National Association

3. Sale and Servicing Agreement, dated as of December 1, 1997, among Life Financial Home Loan Owner Trust 1997-3, PaineWebber Mortgage Acceptance Corporation IV, Life Bank, Life Investment Holdings, Inc. and Norwest Bank Minnesota, National Association

4. Sale and Servicing Agreement, dated as of September 1, 1997, among Life Financial Home Loan Owner Trust 1997-2, Bear Stearns Asset Backed Securities, Inc., Life Savings Bank, Federal Savings Bank, Life Investment Holdings, Inc. and Norwest Bank Minnesota, National Association

5. Insurance Agreement dated as of August 31, 1998 among Life Bank, Life Investments Holding, Inc., Morgan Stanley ABS Capital I Inc., MBIA Insurance Corporation and Norwest Bank Minnesota, National Association.

Schedule I
                               Consenting Parties

Consented and agreed to as of the date first written above:

NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as the Trustee and Custodian


By:
   ----------------------------------
Name:
     --------------------------------
Title:
      -------------------------------

Consented and agreed to as of the date first written above:

MBIA Insurance Corporation,
as the Certificate Insurer


By:
   ----------------------------------
Name:
     --------------------------------
Title:
      -------------------------------

Consented and agreed to as of the date first written above:

WILMINGTON TRUST COMPANY,
as the Owner Trustee


By:
   ----------------------------------
Name:
     --------------------------------
Title:
      -------------------------------